STOCK PURCHASE AGREEMENT

                                 by and between

                               OMNICOM GROUP INC.

                                       and

                         MARKETING SERVICES GROUP, INC.,

                               Dated July 18, 2001

                                TABLE OF CONTENTS

                                                                            Page


ARTICLE I PURCHASE AND SALE OF THE SHARES......................................1
 Section 1.1   Purchase and Sale...............................................1
 Section 1.2   Purchase Price..................................................1

ARTICLE II THE CLOSING.........................................................3
 Section 2.1   Closing.........................................................3

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER..................3
 Section 3.1   Stock Ownership.................................................3
 Section 3.2   Organization and Qualification..................................3
 Section 3.3   Subsidiaries....................................................4
 Section 3.4   Capitalization..................................................4
 Section 3.5   Authority; Non-Contravention; Statutory Approvals; Compliance...5
 Section 3.6   Financial Statements and Books and Records......................6
 Section 3.7   Absence of Certain Changes or Events............................7
 Section 3.8   Litigation......................................................8
 Section 3.9   Tax Matters.....................................................8
 Section 3.10  Employee Matters; ERISA........................................10
 Section 3.11  Environmental Protection.......................................12
 Section 3.12  Insurance......................................................14
 Section 3.13  Takeover Provisions............................................14
 Section 3.14  Intellectual Property..........................................15
 Section 3.15  Contracts......................................................15
 Section 3.16  Property and Assets............................................16
 Section 3.17  Real Property..................................................16
 Section 3.18  Client Relations...............................................18
 Section 3.19  Accounts Receivable; Work-in-Process; Accounts Payable.........19
 Section 3.20  Employment Relations...........................................19
 Section 3.21  Interests in Customers, Suppliers, Etc.........................20
 Section 3.22  Bank Accounts and Powers of Attorney...........................20
 Section 3.23  Compensation of Employees......................................20
 Section 3.24  Corporate Controls.............................................21
 Section 3.25  Brokers........................................................21
 Section 3.26  Indebtedness...................................................21
 Section 3.27  Copies of Documents............................................21

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER............................22
 Section 4.1   Regulatory Organization and Qualification......................22
 Section 4.2   Authority; Non-Contravention; Statutory Approvals; Compliance..22
 Section 4.3   Litigation.....................................................23

ARTICLE V COVENANTS OF STOCKHOLDER............................................23
 Section 5.1   Regulatory and Other Approvals.................................23
 Section 5.2   HSR Filings....................................................23
 Section 5.3   Full Access....................................................24
 Section 5.4   No Solicitations...............................................24
 Section 5.5   Conduct of Business............................................24
 Section 5.6   Financial Information..........................................27
 Section 5.7   Notice and Cure................................................27
 Section 5.8   Consultation...................................................27
 Section 5.9   Fulfillment of Conditions......................................27
 Section 5.10  Repayment of Indebtedness......................................27
 Section 5.11  Security for Certain Stockholder Indebtedness..................28

ARTICLE VI COVENANTS OF BUYER.................................................28
 Section 6.1   Regulatory and Other Approvals.................................28
 Section 6.2   HSR Filings....................................................28
 Section 6.3   Notice and Cure................................................28
 Section 6.4   Fulfillment of Conditions......................................29

ARTICLE VII MUTUAL COVENANTS..................................................29
 Section 7.1   Reasonable Efforts to Consummate Transaction...................29
 Section 7.2   Certain Tax Matters............................................29
 Section 7.3   Disclosure Schedules...........................................30

ARTICLE VIII CONDITIONS TO OBLIGATIONS OF BUYER...............................31
 Section 8.1   Representations and Warranties.................................31
 Section 8.2   Certain Employee Agreements....................................31
 Section 8.3   Good Standing Certificates.....................................31
 Section 8.4   Performance....................................................32
 Section 8.5   Certified Resolutions..........................................32
 Section 8.6   No Injunctions or Restraints...................................32
 Section 8.7   Regulatory Approvals...........................................32
 Section 8.8   Required Consents..............................................32
 Section 8.9   Opinions of Counsel............................................32
 Section 8.10  Company Material Adverse Effect................................32
 Section 8.11  Repayment of Certain Indebtedness..............................33
 Section 8.12  Proceedings....................................................33
 Section 8.13  Employment Agreements..........................................33
 Section 8.14  Non-Solicitation/Non-Servicing Agreement.......................33
 Section 8.15  Transitional Services..........................................33
 Section 8.16  Strategic Partnership..........................................33
 Section 8.17  Actions Under Shared Services Agreement........................33

ARTICLE IX CONDITIONS TO OBLIGATIONS OF STOCKHOLDER...........................33
 Section 9.1   Representations and Warranties.................................33
 Section 9.2   Good Standing Certificates.....................................34
 Section 9.3   Performance....................................................34
 Section 9.4   Certified Resolutions..........................................34
 Section 9.5   No Injunctions or Restraints...................................34
 Section 9.6   Regulatory Approvals...........................................34
 Section 9.7   Required Consents..............................................34
 Section 9.8   Opinion of Counsel.............................................34
 Section 9.9   Proceedings....................................................34
 Section 9.10  Transitional Services..........................................34
 Section 9.11  Strategic Partnership..........................................35

ARTICLE X INDEMNIFICATION.....................................................35
 Section 10.1  Survival.......................................................35
 Section 10.2  Obligation of Stockholder to Indemnify.........................35
 Section 10.3  Obligation of Buyer to Indemnify...............................36
 Section 10.4  Tax Matters....................................................36
 Section 10.5  Indemnification Procedures.....................................39
 Section 10.6  Limitations On and Other Matters Regarding Indemnification.....42

ARTICLE XI GENERAL PROVISIONS.................................................43
 Section 11.1   Expenses......................................................43
 Section 11.2   Notices.......................................................43
 Section 11.3   Miscellaneous.................................................44
 Section 11.4   Interpretation................................................45
 Section 11.5   Counterparts; Effect..........................................45
 Section 11.6   Parties in Interest...........................................45
 Section 11.7   Specific Performance..........................................45
 Section 11.8   WAIVER OF JURY TRIAL..........................................45
 Section 11.9   "Person" Defined..............................................45
 Section 11.10  "Knowledge" Defined...........................................46
 Section 11.11  "Affiliate" Defined...........................................46
 Section 11.12  Publicity.....................................................46
 Section 11.13  No Strict Construction........................................46
 Section 11.14  Amendment.....................................................46
 Section 11.15  Waiver........................................................46
 Section 11.16  Termination...................................................46
 Section 11.17  Effect of Termination.........................................47

                                    EXHIBITS

Exhibit A-1...Form of Opinion of Greenberg Traurig, LLP.

Exhibit A-2...Form of Opinion of McDonald Carano Wilson McCune Bergin Frankovich
           ... & Hicks LLP.

Exhibit B-1...Form of Amended and Restated Employment Agreement of Michael D.
           ... Dzvonik.

Exhibit B-2...Form of Amended and Restated Employment Agreement of Sylvia Estes.

Exhibit B-3...Form of Amended and Restated Employment Agreement of Kevin
           ... Phillips.

Exhibit C  ...Form of Non-Solicitation/Non-Servicing Agreement.

Exhibit D  ...Form of Shared Services Agreement.

Exhibit E  ...Form of Strategic Partnership Agreement.

Exhibit F  ...Form of Opinion of Davis and Gilbert LLP.

                             INDEX OF DEFINED TERMS
Term                                                                        Page

AAA........................................................................ 2
Acquisition Proposal....................................................... 24
Advisors................................................................... 24
Affiliate.................................................................. 46
Agreement..................................................................  1
Audited Financials.........................................................  6
Buyer......................................................................  1
Buyer Disclosure Schedule.................................................. 22
Buyer Indemnified Parties.................................................. 35
Buyer Required Consents.................................................... 22
Buyer Required Statutory Approvals......................................... 23
CERCLA..................................................................... 13
Closing....................................................................  1
Closing Balance Sheet......................................................  3
Closing Date...............................................................  3
Code.......................................................................  9
Common Stock...............................................................  4
Company....................................................................  1
Company Employee Benefit Plans............................................. 10
Company Financial Statements...............................................  7
Company Material Adverse Effect............................................  4
Continuing Employee........................................................ 32
Contracts.................................................................. 15
Defense Counsel............................................................ 40
Defense Notice............................................................. 40
Disclosure Schedules....................................................... 30
Election................................................................... 29
Environmental Claim........................................................ 13
Environmental Condition.................................................... 14
Environmental Laws......................................................... 13
ERISA...................................................................... 10
ERISA Affiliate............................................................10-11
Fourth-Quarter Preliminary Interim Financials..............................  7
Governmental Authority.....................................................  6
Hazardous Materials........................................................ 14
Holdback Agreement......................................................... 28
HSR Act....................................................................  6
Immigration Act............................................................ 19
Improvements............................................................... 17
Indemnified Party.......................................................... 39
Indemnifying Party......................................................... 39
Independent Auditors.......................................................  2
Intellectual Property...................................................... 15
Knowledge.................................................................. 46
Liens......................................................................  3
Losses..................................................................... 35
New Plans.................................................................. 32
Non Third Party Acknowledgement of Liability............................... 39
Non Third Party Claim...................................................... 39
Non Third Party Claim Notice............................................... 39
Non Third Party Dispute Notice............................................. 40
Non Third Party Dispute Period............................................. 40
Old Plans.................................................................. 32
Omnicom CFO................................................................  2
Owned Real Property........................................................ 17
Paribas Credit Agreement................................................... 25
PBGC....................................................................... 12
Permits....................................................................  6
Permitted Liens............................................................ 16
Person..................................................................... 46
Potential Acquiror......................................................... 24
Purchase Price.............................................................  1
Purchase Price Allocation.................................................. 30
Real Property Lease........................................................ 18
Reconciliation Period......................................................  2
Related Group.............................................................. 20
Release.................................................................... 14
SEC........................................................................  7
Shares.....................................................................  1
Special Determination......................................................  2
Stockholder................................................................  1
Stockholder Disclosure Schedule............................................  3
Stockholder Required Consents..............................................  5
Stockholder Required Statutory Approvals...................................  6
subsidiary.................................................................  4
Takeover Laws.............................................................. 14
Taxes......................................................................  9
Tax Return................................................................. 10
Title IV Plan.............................................................. 12
Third Party Claim.......................................................... 40
Third Party Claims Notice.................................................. 40
Third Party Defense Period................................................. 40
Third-Quarter Interim Financials...........................................  7
Transaction................................................................  1
U.S. GAAP..................................................................  7
Violation..................................................................  5
Working Capital............................................................  1

                            STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT, dated July 18, 2001 (this "Agreement"), by and between OMNICOM GROUP INC., a New York corporation ("Buyer") and Marketing Services Group, Inc., a Nevada corporation ("Stockholder").

                  WHEREAS, Stockholder is the record and beneficial owner of all of the issued and outstanding shares of common stock, par value $.01 per share, of Grizzard Communications Group, Inc., a Delaware corporation (the "Company"), constituting all issued and outstanding shares of capital stock of Company (such shares being referred to herein as the "Shares"); and

                  WHEREAS, Buyer desires to purchase from Stockholder, and Stockholder desires to sell to Buyer, the Shares, on the terms and subject to the conditions set forth herein.

                  NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:


ARTICLE I
                         PURCHASE AND SALE OF THE SHARES

     Section 1.1 Purchase and Sale. At the Closing on the Closing Date (each as defined in Section 2.1 below) and in accordance with the provisions of this Agreement, Stockholder agrees to sell, transfer and deliver to Buyer, free and clear of all Liens (as defined in Section 3.1), and Buyer agrees to purchase from Stockholder all of the Shares for the consideration specified in Section
1.2 below (the "Transaction").

     Section 1.2 Purchase Price.

     (a) At the Closing on the Closing Date, Buyer shall pay to Stockholder in cash, by wire transfer of immediately available funds to an account(s) designated by Stockholder, a total aggregate amount of Ninety-One Million Three Hundred Thousand and No/100 ($91,300,000.00) Dollars (the "Purchase Price").

     (b) (i) If the Working Capital (as defined below) as finally determined pursuant to the procedures set forth in this Section 1.2(b), is less than $13,900,000, within five business days after the calculation of Working Capital shall have become binding on the parties pursuant to the procedures set forth in this Section 1.2(b), Stockholder shall pay Buyer the difference between $13,900,000 and the Working Capital. If the Working Capital as finally determined pursuant to the procedures set forth in this Section 1.2(b), is more than $13,900,000, within five business days after the calculation of Working Capital shall have become binding on the parties pursuant to the procedures set forth in this Section 1.2(b), Buyer shall pay Stockholder the difference between the Working Capital and $13,900,000. As used in this Agreement, the term "Working Capital" shall mean the amount by which the current assets of the Company as reflected on the Closing Balance Sheet (as defined in Section 1.2(b)(ii) below) exceed the current liabilities of the Company as reflected on the Closing Balance Sheet.



     (ii) The Chief Financial Officer of Buyer ("Omnicom CFO") shall cause, as soon as practicable after the Closing, the preparation of an unaudited consolidated balance sheet of the Company and its subsidiaries as of the Closing Date at the point in time immediately after the consummation of the Closing (the "Closing Balance Sheet"), together with a statement of the Omnicom CFO which sets forth the Working Capital (the "Special Determination"). The Closing
Balance  Sheet  shall be prepared in  accordance  with U.S.  GAAP (as defined in
Section 3.6). If Stockholder does not agree that the Special Determination correctly states the Working Capital, Stockholder shall promptly (but not later than 45 days after the delivery to them of the Special Determination) give written notice to Buyer of any exceptions thereto (in reasonable detail describing the nature of the disagreement asserted). If Stockholder and Buyer reconcile their differences, the Working Capital calculation shall be adjusted accordingly and shall thereupon become binding, final and conclusive upon all of the parties hereto and enforceable in a court of law. If Stockholder and Buyer are unable to reconcile their differences in writing within 20 days after written notice of exceptions is delivered to Buyer (the "Reconciliation Period"), the items in dispute shall be submitted to a mutually acceptable accounting firm (other than the independent auditors then auditing the books and records of Buyer and Stockholder) selected from any of the five largest accounting firms in the United States in terms of gross revenues (the "Independent Auditors") for final determination. The Working Capital calculation shall be deemed adjusted in accordance with the determination of the Independent Auditors and shall become binding, final and conclusive upon all of the parties hereto and enforceable in a court of law. The Independent Auditors shall consider only the items in dispute and shall be instructed to act within 20 days (or such longer period as Stockholder and Buyer may agree) to resolve all items in dispute. If Stockholder does not give notice of any exception within 45 days after the delivery to it of the Special Determination or if Stockholder gives written notification of its acceptance of the Working Capital prior to the end of such 45 day period, the Working Capital set forth in the Special Determination shall thereupon become binding, final and conclusive upon all the parties hereto and enforceable in a court of law.



     (iii) In the event the Independent Auditors are for any reason unable or unwilling to perform the services required of it under this Section 1.2(b), then Buyer and Stockholder agree to select another accounting firm (other than the independent auditors then auditing the books and records of Buyer and Stockholder) from among the five largest accounting firms in the United States in terms of gross revenues to perform the services to be performed under this
Section 1.2(b) by the Independent Auditors. If Buyer and Stockholder fail to select the Independent Auditors as required by clause (ii) above within seven days after the expiration of the Reconciliation Period or fail to select another accounting firm within seven days after it is determined that the Independent Auditors will not perform the services required, either Buyer or Stockholder may request the American Arbitration Association in New York, New York (the "AAA") to appoint an independent firm of certified public accountants to perform the services required under this Section 1.2(b) by the Independent Auditors. The fees of the AAA shall be shared equally by Buyer, on the one hand, and Stockholder, on the other hand. For purposes of this Section 1.2(b) the term "Independent Auditors" shall include such other accounting firm chosen in accordance with this clause (iii).



     (iv) The Independent Auditors shall determine the party (i.e., Buyer or Stockholder) whose asserted position as to the calculation of Working Capital for the period under examination before the Independent Auditors is furthest from the determination of Working Capital by the Independent Auditors, which non-prevailing party shall pay the fees and expenses of the Independent Auditors and shall reimburse the prevailing party for the portion of the fees of the AAA previously paid by such party.



                                   ARTICLE II
                                   THE CLOSING

     Section 2.1 Closing. The closing of the Transaction (the "Closing") shall take place at the offices of Davis & Gilbert LLP, 1740 Broadway, New York, New York 10019 (or at such place as may be mutually agreed upon by the parties hereto) at 10:00 A.M., New York City time, on the second business day immediately following the date on which the last of the conditions set forth in Articles VIII and IX is fulfilled or waived by the applicable party or parties to be satisfied thereto (other than conditions that by their nature are required to be performed on the Closing Date, but subject to satisfaction of such conditions), or at such other time and date as Stockholder and Buyer shall mutually agree (the "Closing Date").


                                  ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER.

         Except as set forth in the corresponding sections or subsections of the Stockholder Disclosure Schedule, dated as of the date hereof, delivered by Stockholder to Buyer (the "Stockholder Disclosure Schedule"), Stockholder represents and warrants to Buyer as follows:

     Section 3.1 Stock Ownership. Stockholder is the record and beneficial owner of the Shares, all of which have been validly issued, fully paid, nonassessable and are free of preemptive rights. The Shares are (and immediately prior to the Closing will be) owned beneficially and of record by Stockholder, free and clear of any pledges, liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever (collectively, "Liens"), except for any restrictions which may be created by operation of state or federal securities laws.

     Section 3.2 Organization and Qualification. Company and each of its subsidiaries (as defined below) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of existence, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders, to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing would not, when taken together with all other such failures, reasonably be expected to have a material adverse effect on the business, properties, financial condition or results of operations (other than effects that are the result of general economic or financial market changes or changes in the direct marketing industry generally) of the Company and its subsidiaries taken as a whole or on the consummation of this Agreement (any such material adverse effect being hereafter referred to as a "Company Material Adverse Effect"). Section 3.2 of the Stockholder Disclosure Schedule sets forth each state or other jurisdiction in which the Company is qualified to do business as a foreign corporation. As used in this Agreement, the term "subsidiary" of a Person (as defined in Section 11.9) shall mean any corporation or other entity (including partnerships and other business associations) of which a majority of the outstanding capital stock or other voting securities having voting power under ordinary circumstances to elect directors or similar members of the governing body of such corporation or entity shall at the time be held, directly or indirectly, by such Person. True, accurate and complete copies of the articles of incorporation, as amended, and by-laws of the Company and each of its subsidiaries as in effect on the date hereof have been delivered to Buyer by Stockholder.

     Section 3.3 Subsidiaries. Section 3.3 of the Stockholder Disclosure Schedule sets forth a description as of the date hereof of all subsidiaries of the Company, including the name of each such entity, the state or jurisdiction of its incorporation or organization, each state or other jurisdiction in which it is qualified to do business as a foreign corporation, the Company's interest therein and a brief description of the principal line or lines of business conducted by each such entity. All of the issued and outstanding shares of capital stock of, or other equity interests in, each subsidiary of the Company are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned, directly or indirectly, by the Company in such proportionate amount as set forth on Section 3.3 of the Stockholder Disclosure Schedule, free and clear of any Liens. There are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies, rights (including phantom stock rights) or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating Stockholder, the Company or any subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating Stockholder, the Company or any of its subsidiaries to grant, extend or enter into any such agreement or commitment.

     Section 3.4 Capitalization. The authorized capital stock of the Company consists of 100 shares of common stock, par value $.01 per share (the "Common Stock"), of which as of the date hereof 50 shares of Common Stock are outstanding, no shares of Common Stock are held in the treasury of the Company, and no shares of Common Stock are reserved for issuance pursuant to options granted or to be granted by the Company. All of the issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable, and free of preemptive rights. Other than as set forth on Section
3.4 of the Stockholder Disclosure Schedule, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies, or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating Stockholder, the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company, or obligating Stockholder, the Company or any of its subsidiaries to grant, extend or enter into any such agreement or commitment.

Section 3.5       Authority; Non-Contravention; Statutory Approvals; Compliance.
                  -------------------------------------------------------------

     (a) Authority. Stockholder has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining the Stockholder Required Statutory Approvals (as defined in Section 3.5(c)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Stockholder of the transactions contemplated hereby have been duly and validly authorized by the board of directors of Stockholder, there being necessary no other corporate action on the part of Stockholder, including without limitation the submission of the transactions contemplated by this Agreement to the stockholders of Stockholder for the requisite vote of such stockholders under the laws of Nevada. This Agreement has been duly and validly executed and delivered by Stockholder and, assuming the due authorization, execution and delivery by Buyer, constitutes a legal, valid and binding obligation of Stockholder enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether such enforceability is considered in a proceeding in equity or at law).

     (b) Non-Contravention. The execution and delivery of this Agreement by Stockholder does not, and the consummation of the transactions contemplated hereby will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in a right of termination, cancellation, or acceleration of any obligation under, or result in the creation of any Lien, charge, "put" or "call" right or other encumbrance on, or the loss of, any of the properties or assets, including Intellectual Property (as defined in Section 3.14), of the Company or any of its subsidiaries (any such violation, conflict, breach, default, right of termination, cancellation or acceleration, loss or creation, a "Violation" with respect to the Company (such term when used in Article IV having a correlative meaning with respect to Buyer)) or any of its subsidiaries pursuant to any provisions of (i) the articles of incorporation or by-laws of the Company or any of its subsidiaries, (ii) subject to obtaining the Stockholder Required Statutory Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority (as defined in Section 3.5(c)) applicable to the Company or any of its subsidiaries, or to any of their respective properties or assets, or (iii) subject to obtaining the third-party consents or other approvals set forth in
Section 3.5(b) of the Stockholder Disclosure Schedule (the "Stockholder Required Consents"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties or assets may be bound or affected.

     (c) Statutory Approvals. No declaration, filing or registration with, or notice to or authorization, consent or approval of, any federal, state, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority or regulatory body (including a stock exchange or other self-regulatory body) or any other authority (each, a "Governmental Authority") is necessary for the execution and delivery of this Agreement by Stockholder or the consummation by Stockholder of the transactions contemplated hereby, except for those required under or in relation to (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), and (B) such consents, approvals, order, authorizations,  registrations,  declarations  and  filings  as are set forth in
Section 3.5(a) of the Stockholder Disclosure Schedule (the "Stockholder Required Statutory Approvals"), it being understood that references in this Agreement to "obtaining" such Stockholder Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notice; obtaining such consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law.

     (d) Compliance. Neither the Company nor any of its subsidiaries is in violation of, or under investigation with respect thereto, or has been given notice of any purported violation of, any law, statute, order, rule, regulation or judgment (including, without limitation, any applicable Environmental Law, as defined in Section 3.11) of any Governmental Authority. The Company and its subsidiaries have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their respective businesses as currently conducted in all respects (collectively, "Permits"), except those which the failure to obtain would, in the aggregate, not reasonably be expected to have a Company Material Adverse Effect. The Company and each of its subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under, (i) its articles of incorporation or by-laws or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject.

     (e) Restrictive Contracts. There is no "non-competition" or other similar consensual contract or agreement of the Company or any of its subsidiaries that restricts the ability of the Company or any of its subsidiaries to conduct business in any geographic area or accept or service the business of any Person or that, following the consummation of the Transaction, would reasonably be likely to restrict Buyer or any of its affiliates to conduct business in any geographic area or accept or service the business of any Person.

Section 3.6       Financial Statements and Books and Records.  Buyer has been
                  ------------------------------------------
furnished with each of the following:

     (a) The audited consolidated balance sheet of the Company and its subsidiaries at December 31, 1999 and for the period from March 22, 2000 through June 30, 2000 and the related audited statements of earnings and stockholders equity and cash flows for the fiscal periods then ended, accompanied by the notes thereto and the report thereon of Deloitte & Touche LLP and PricewaterhouseCoopers LLP, respectively (collectively, the "Audited Financials").

     (b) The unaudited balance sheet of the Company and its subsidiaries at March 31, 2001 and related unaudited consolidated statements of earnings and cash flows for the nine-month period then ended (the "Third-Quarter Interim Financials").

     (c) The projected preliminary estimate of the unaudited balance sheet of the Company and its subsidiaries at June 30, 2001 and the projected preliminary estimate of the related unaudited consolidated statement of earnings and stockholders equity and cash flows for the quarter ended June 30, 2001 (the
"Fourth-Quarter Preliminary Interim Financials") and, together with the Third-Quarter Interim Financials and the Audited Financials, the "Company Financial Statements").

     (d) The Company Financial Statements were complied as to form in all material respects with the published rules and regulations of the Securities and Exchange Commission (the "SEC") with respect thereto, were prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis during the periods involved (except (i) as set forth on Section 3.6 of the Stockholder Disclosure Schedule, (ii) with respect to the Third-Quarter Interim Financials as permitted by Form 10-Q of the SEC, and (iii) with respect to the Fourth Quarter Preliminary Interim Financials). Each of the consolidated balance sheets of the Company included in the Third-Quarter Interim Financials and the Audited Financials fairly present the consolidated financial position of the Company and its subsidiaries as of the dates thereof and reflect all claims against and all debts and liabilities of the Company and its subsidiaries, fixed or contingent, as at the date thereof, required to be shown under U.S. GAAP, and the related statements of earnings, stockholders equity and cash flows fairly present the consolidated results of operations, stockholders' equity and cash flows for the respective periods then ended. Each subsidiary of the Company is treated as a consolidated subsidiary of the Company in the Company Financial Statements for all periods covered thereby.

     (e) All accounts, books and ledgers material to the business of the Company and its subsidiaries taken as a whole have been properly and accurately kept and completed in accordance with sound business practices in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. Except as set forth on Section 3.6(e) of the Stockholder Disclosure Schedule, neither the Company nor any of its subsidiaries has any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company or such subsidiary.

     Section 3.7 Absence of Certain Changes or Events. Since December 31, 2000, the Company and each of its subsidiaries have conducted their business only in the ordinary course of business consistent with past practice, and except as otherwise expressly permitted by this Agreement, there has not been (i) any change that has had or that would reasonably be expected to have a Company Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's outstanding capital stock, (iii) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, (iv) any entry by the Company or any of its subsidiaries into any employment, severance, change-of-control, termination or similar agreement with any officer, director or other employee, or any increase in the compensation or severance or termination benefits payable to any director, officer or other employee of the Company or any of its subsidiaries (except in the ordinary course of business consistent with past practice, or as was required under employment agreements in effect as of June 30, 2000), (v) any change in the method of accounting or policy used by the Company or any of its subsidiaries not disclosed in the Company Financial Statements, (vi) permitted any of its assets to be subjected to any Lien, (vii) sold, transferred or otherwise disposed of any of its assets except in the ordinary course of business; (viii) made any capital expenditure or commitment therefor which individually or in the aggregate exceeded $50,000, other than as set forth on Section 3.7 of the Stockholder Disclosure Schedule, (ix) made any bonus or profit sharing distribution to any individual in excess of $25,000, other than as set forth on
Section 3.7 of the Stockholder Disclosure Schedule, (x) increased or prepaid its indebtedness for borrowed money, except current borrowings under credit lines listed on Section 3.15 of the Stockholder Disclosure Schedule or made any loan to any Person other than to any employee for normal travel and expense advances,
(xi)  written  down  the  value  of  any  work-in-process,  or  written  off  as uncollectible any notes or accounts receivable, except write-downs and write-offs in the ordinary course of business, none of which individually or in the aggregate, is material to the Company and its subsidiaries taken as a whole,
(xii) canceled or waived any claims or rights of material value, (xiii) amended or terminated any agreement which is material to its business, (xiv) renewed, extended or modified any real property lease or except in the ordinary course of business, any lease of personal property, (xv) adopted, amended or terminated any Company Employee Benefit Plan (as defined in Section 3.10), or (xvi) agreed, whether or not in writing, to do any of the actions set forth in any of the above clauses.

     Section 3.8 Litigation. Other than as set forth on Section 3.8 of the Stockholder Disclosure Schedule, (i) there are no claims, suits, actions or proceedings, pending or, to the knowledge of Stockholder, threatened, nor to the knowledge of Stockholder are there any investigations or reviews pending or threatened, against or affecting the Company or any of its subsidiaries, or any of their respective assets or properties; and no acts, facts, circumstances, events or conditions occurred or exist which are a basis for any such claim, suit or action, proceeding, investigation or review, (ii) there are no claims, suits, actions or proceedings, pending or, to the knowledge of Stockholder, threatened against Stockholder, the Company or any of its subsidiaries relating to the Transaction or which could reasonably be expected to result in the issuance of and orders restraining, enjoining or otherwise prohibiting or making illegal the consummation of the Transaction, and (iii) there are no judgments, decrees, injunctions, rules or orders of any court, arbitrator or Governmental Authority applicable to the Company or any of its subsidiaries or any of their respective assets or properties.

Section 3.9       Tax Matters.
                  -----------

  (a) Except as set forth on Section 3.9 of the Stockholder Disclosure Schedule:

                           (i)      The Company and its  subsidiaries  and
any combined, consolidated, unitary or affiliated group of which the Company and its subsidiaries are or have been a member prior to the Closing Date: (x) have paid all Taxes required to be paid on or prior to the Closing

Date (including, without limitation, payments of estimated Taxes) for which the Company or any of its subsidiaries could be held liable; and (y) has accurately and timely filed (or timely filed an extension for), all federal, state, local, and foreign Tax Returns, reports, and forms with respect to such Taxes required to be filed by them on or before the Closing Date.

                           (ii)     There is no material dispute or claim,
or any action, suit, proceeding, audit or investigation concerning any liability for Taxes of the Company and its subsidiaries either (x) claimed or raised by any Governmental Authority in writing or (y) as to which Stockholder has knowledge based upon personal contact with any agent of such Governmental Authority. There are no deficiencies for any Taxes and no deficiency has been asserted or assessed in writing for which Stockholder, the Company or any of its subsidiaries could be liable, which remains unpaid or unsettled.

                           (iii)    Neither  Stockholder,  the Company nor
any of its subsidiaries has waived any statute of limitations in respect of income Taxes or agreed to any extension of time with respect to an income Tax assessment or deficiency.

                           (iv)     (A) Neither the Company nor any of its
subsidiaries has filed a consent under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code") concerning collapsible corporations; (B) the Company and its subsidiaries have not made any payments, are not obligated to make any payments, and are not a party to any agreement that under certain circumstances could obligate it or them to make any payments that will not be deductible under Code Section 280G or 162(m), and (C) the Company and its subsidiaries will not have any liability on or after the Closing Date pursuant to any tax allocation or sharing agreement.

                  (b) Section 3.9 of the Stockholder Disclosure Schedule sets forth all federal, state, local and foreign income Tax Returns filed with respect to the Company and its subsidiaries for taxable periods ended on or after December 31, 1999, indicates those income Tax Returns filed with respect to the Company or any of its subsidiaries that have been audited, and indicates those income Tax Returns filed with respect to the Company or any of its subsidiaries that currently are the subject of audit. Stockholder has delivered or made available to Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by the Company and its subsidiaries since December 31, 1999.

                  (c) The unpaid Taxes of the Company and its subsidiaries (A) did not as of March 31, 2001 exceed the reserve for Tax liability (other than any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the Third-Quarter Interim Financials (rather than in any notes thereto) and (B) will not exceed that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practices of the Company and its subsidiaries in filing their Tax Returns.

                  (d) "Taxes" means all United States federal, state or local taxes and foreign taxes, including, but not limited to, those which are payable or remittable by the Company and its subsidiaries or levied on its property, income or assets, and all withholding and employment taxes, and all additions to tax, penalties and interest relating thereto. "Tax Return" means any return or report filed with a Governmental Authority with respect to Taxes.

Section 3.10      Employee Matters; ERISA.
                  -----------------------

     (a)  Section  3.10(a)  of the  Stockholder  Disclosure  Schedule  lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all termination, severance or other contracts or agreements, whether formal or informal, whether or not set forth in writing, whether covering one Person or more than one Person, and whether or not subject to any of the provisions of ERISA, which are maintained, contributed to or sponsored by Stockholder, the Company or any of its subsidiaries for the benefit of any employee or which otherwise cover any employee or former employee of the Company or any of its subsidiaries (each item so listed on Section 3.10(a) of the Stockholder
Disclosure Schedule being referred to herein individually, as a "Company Employee Benefit Plan" and collectively, as the "Company Employee Benefit Plans"). Stockholder has delivered to Buyer a complete and accurate copy (where applicable) of (i) each written Company Employee Benefit Plan and descriptions of any unwritten Company Employee Benefit Plan (including all amendments thereto whether or not such amendments are currently effective), (ii) each summary plan description and summary of material modifications relating to a Company Employee Benefit Plan, (iii) each trust agreement or other funding arrangement with respect to each Company Employee Benefit Plan, including insurance contracts,
(iv) the most recently filed Internal Revenue Service Form 5500 relating to each Company Employee Benefit Plan (if any), (v) the most recently received Internal Revenue Service determination letter for each Company Employee Benefit Plan, if applicable, and (vi) the most recently prepared actuarial reports and the three most recently prepared financial statements, if applicable, in connection with each Company Employee Benefit Plan. Except as set forth on Section 3.10(a) of the Stockholder Disclosure Schedule, neither Stockholder nor the Company nor any of its subsidiaries has made any express or implied commitment, whether legally enforceable or not, (i) to create or cause to exist any other employee benefit plan, program or arrangement or (ii) to modify, change or terminate any Company Employee Benefit Plan. (b) Except as set forth on Section 3.10(b) of the Stockholder Disclosure Schedule, none of the Company Employee Benefit Plans, or any employment agreement or other contract to which the Company is a party or bound, provides for the payment of or obligates the Company or any of its subsidiaries to pay separation, severance, termination or similar-type benefits to any Person or obligates the Company or any of its subsidiaries to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or as a result of a "change in control," within the meaning of such term under Section 280G of the Code.

     (c) Neither the Company nor any subsidiary of the Company nor any ERISA Affiliate (as herein defined) has maintained, contributed to or participated in a multi-employer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA or a multiple employer plan subject to Sections 4063 and 4064 of ERISA) nor has any obligations or liabilities, including withdrawal or successor liabilities, regarding any such plan. As used herein, the term "ERISA

Affiliate" means any Person that, together with the Company or any of its subsidiaries, is considered a "single employer" pursuant to Section 4001(b) of ERISA.

     (d) Section 3.10(d) of the Stockholder Disclosure Schedule sets forth a complete and accurate list of each Company Employee Benefit Plan which provides or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company or any of its subsidiaries. Except as set forth on Section 3.10(d) of the Stockholder Disclosure Schedule, the Company has expressly reserved the right, in all Company Employee Benefit Plan documents relating to welfare benefits provided to employees, former employees, officers, directors and other participants and beneficiaries, to amend, modify or terminate at any time the Company Employee Benefit Plans which provide for welfare benefits, and Stockholder is not aware of any fact, event or condition that could reasonably be expected to restrict or impair such right.

     (e) Each Company Employee Benefit Plan is now and has been operated in all respects in accordance with the requirements of all applicable law, including, without limitation, ERISA and the Code, and the regulations and authorities published thereunder. The Company and each of its subsidiaries has performed all obligations required to be performed by it under, is not in any respect in default under or in violation of, and there exists no default or violation by any party to, any Company Employee Benefit Plan. No legal action, suit, audit, investigation or claim is pending or, to the knowledge of Stockholder, threatened, with respect to any Company Employee Benefit Plan (other than claims for benefits in the ordinary course) and, except as set forth on Section 3.10(e) of the Stockholder Disclosure Schedule, no fact, event or condition exists that would be reasonably likely to provide a legal basis for any such action, suit, audit, investigation or claim. All reports, disclosures, notices and filings with respect to such Company Employee Benefit Plans required to be made to employees, participants, beneficiaries, alternate payees and government agencies have been timely made or an extension has been timely obtained.

(f) Except as set forth on Section 3.10(f) of the Stockholder Disclosure Schedule, each Company Employee Benefit Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that it is so qualified and each trust established in connection with any Company Employee Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the Internal Revenue Service that it is so exempt, and no fact or event has occurred or condition exists since the date of such determination letter from the Internal Revenue Service which would be reasonably likely to adversely affect the qualified status of any such Company Employee Benefit Plan or the exempt status of any such trust.

     (g) Except as set forth on Section 3.10(g) of the Stockholder Disclosure Schedule, there has been no prohibited transaction (within the meaning of
Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Employee Benefit Plan subject to ERISA. The Company has not incurred any liability for any excise tax arising under Sections 4971, 4972, 4975, 4976, 4977, 4978, 4978B, 4979, 4980 or 4980B of the Code or any civil penalty arising under Sections 502(i) or 502(l) of ERISA, and no fact, event or condition exists which could give rise to any such liability. Neither the Company nor any of its subsidiaries nor any ERISA Affiliate has incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation ("PBGC"), or contributions to a Company Employee Benefit Plan, in either case arising in the ordinary course), including, without limitation, any liability in connection with the termination of any defined benefit plan defined under Section 3(35) of ERISA (a "Title IV Plan"); and no fact, event or condition exists which could give rise to any such liability. No Title IV Plan maintained by the Company or any of its subsidiaries or any ERISA Affiliate had an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended year of such Company Employee Benefit Plan. None of the assets of the Company or any of its subsidiaries or any ERISA Affiliate is the subject of any lien arising under
Section 302(f) of ERISA or Section 412(n) of the Code; neither the Company nor any of its subsidiaries nor any ERISA Affiliate has been required to post any security under Section 307 of ERISA or Section 401(a) (29) of the Code; and no fact or event exists which could give rise to any such lien or requirement to post any such security.

     (h) All contributions, premiums or payments required to be made, paid or accrued with respect to any Company Employee Benefit Plan have been made, paid or accrued on or before their due dates, including extensions thereof. All such contributions have been fully deducted for income tax purposes, no such deduction has been challenged or disallowed by any government entity and no fact or event exists which could give rise to any such challenge or disallowance.

Section 3.11      Environmental  Protection.  Except as set forth in
                  -------------------------
Section  3.11 of the  Stockholder  Disclosure

Schedule:

     (a) Compliance. The Company and each of its subsidiaries are in compliance with all applicable Environmental Laws (as defined in Section 3.11(d)(ii)), and the Company and each of its subsidiaries have operated their businesses in compliance with all Environmental Laws. Neither the Company nor any of its subsidiaries has received any written communication from any Governmental Authority that alleges that the Company or any of its subsidiaries is not in compliance with applicable Environmental Laws. None of the Company or any of its subsidiaries has any liability under any Environmental Law (including without limitation any obligation to remediate any Environmental Condition (as defined in Section 3.11(d)(v)). There exists no Environmental Condition with respect to the Owned Real Property (as defined in Section 3.17)(a) or the business currently or previously operated by the Company and its subsidiaries. None of the Company, any of its subsidiaries or any of the respective predecessors has generated, manufactured, refined, transported, treated, stored, handled, disposed, released, spilled, transferred, produced or processed any Hazardous Materials at the Owned Real Property, except in compliance with all applicable Environmental Laws and there has not been a release or threat of release of any Hazardous Material at or in the vicinity of the Owned Real Property. No
Hazardous Material are used or stored at any of the Owned Real Property. No Hazardous Material has migrated from other properties upon, about or beneath the Owned Real Property. None of the Company, any of its subsidiaries or any of their respective predecessors or Stockholder has received (i) any request for information, notice, demand letter or notice of a legal proceeding, or is subject to a pending or ongoing investigation, with respect to any Environmental Condition relating to any of the Owned Real Property or any facilities or operations thereon or (ii) any notice under the citizen suit provision of any Environmental Law in connection with any of the Owned Real Property or any facilities or operations thereon. Stockholder has delivered to Buyer all documents and records in possession or control of the Company or any of its affiliates concerning Environmental Conditions at any of the Owned Real Property or any facilities or operations thereon, whether generated by the Company or others, including without limitation environmental audits, environmental risk assessments or site assessments of any of the Owned Real Property and/or any adjacent property or any property in the vicinity of any of the Owned Real Property owned or operated by the Company, any of its subsidiaries or other Person, documentation regarding off-site disposal of Hazardous Materials, spill control plans and environmental agency reports and correspondence.

     (b) Environmental Claims; Judgments. There is no Environmental Claim (as defined in Section 3.11(d)(i)) pending (i) against the Company or any of its subsidiaries, or (ii) against any real or personal property or operations that the Company or any of its subsidiaries now or previously owned, leased, managed or operated, in whole or in part. Neither the Company nor any of its subsidiaries (i) has entered into or agreed to any consent decree or order, or
(ii) is subject to any judgment, decree or judicial order, in each case, relating to compliance with any Environmental Law or to the investigation or cleanup of Hazardous Materials (as defined in Section 3.11(d)(iii)) under any Environmental Law.

     (c) CERCLA. Neither the Company nor any of its subsidiaries has received any written request for information, or been notified (or otherwise has knowledge) that the Company or any of its subsidiaries is a "potentially responsible party" under the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), or any similar state law. The Owned Real Property is not listed on the National Priorities List under CERCLA or on any similar state list of sites, as a property requiring investigation or remediation, and none of the Company or any of its subsidiaries or Stockholder has received written notice that the Owned Real Property is proposed to be so listed.

        (d)      As used in this Agreement:

          (i) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any Person or entity (including any Governmental Authority) alleging potential liability (including, without limitation, potential responsibility for or liability for enforcement costs, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (A) the presence, or Release (as defined below) or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by the Company or any of its subsidiaries; or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

          (ii) "Environmental Laws" means all federal, state, local laws, rules, ordinances and regulations, relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of natural resources or human health as it relates to the environment including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

          (iii)"Hazardous Materials" means (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, coal tar residue, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls in regulated concentrations; and (B) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "hazardous constituents" or words of similar import, under any Environmental Law; and (C) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which the Company or any of its subsidiaries operates or has stored, treated or disposed of Hazardous Materials.

          (iv) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

          (v) "Environmental Condition" means a condition with respect to the environment, which is reasonably likely to result in Losses (as defined in Section 10.2) to the Company or any of its subsidiaries.

     Section 3.12 Insurance. Section 3.12 of the Stockholder Disclosure Schedule sets forth a description as of the date hereof, of all insurance policies currently maintained by the Company and/or any of its subsidiaries. The Company and each of its subsidiaries is, and has been continuously since December 31, 2000, insured in such amounts and against such risks and losses as are customary for companies conducting the respective businesses conducted by the Company and its subsidiaries during such time period. All material insurance policies of the Company and its subsidiaries are valid and enforceable policies in all material respects. None of such policies shall lapse or terminate by reason of the transactions contemplated by this Agreement and all such policies shall continue in effect after the Closing Date for the benefit of the Company and its subsidiaries. Neither the Company nor any of its subsidiaries has received any notice of cancellation of any such policy. Neither the Company nor any of its subsidiaries has received written notice from any of their insurance carriers that any premiums will be materially increased in the future or that any insurance coverage listed on Section 3.12 of the Stockholder Disclosure Schedule will not be available in the future on substantially the same terms now in effect.

     Section 3.13 Takeover Provisions. The Company has taken all necessary actions so that this Agreement and the transactions contemplated hereby are exempt from (i) the requirements of any "moratorium," "control share," "fair price" or other anti-takeover laws and regulations (collectively, "Takeover Laws") of the State of Delaware, and (ii) the anti-takeover provisions contained in the articles of incorporation of the Company.

     Section 3.14 Intellectual Property. Section 3.14 of the Stockholder Disclosure Schedule sets forth all Intellectual Property (as defined below) that is material to the conduct of the business of the Company and its subsidiaries, taken as a whole. Except as set forth on Section 3.14 of the Stockholder Disclosure Schedule: (i) the Company and each of its subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property used in or necessary for the conduct of its business as currently conducted; (ii) to the knowledge of Stockholder, the use of any Intellectual Property by the Company and its subsidiaries does not infringe on or otherwise violate the rights of any Person; (iii) the use of the Intellectual Property is in accordance with the applicable licenses pursuant to which the Company or any subsidiary acquired the right to use any Intellectual Property; and (iv) to the knowledge of Stockholder, no Person is challenging, infringing on or otherwise violating any right of the Company or any of its subsidiaries with respect to any Intellectual Property owned by and/or licensed to the Company or its subsidiaries. There are no pending claims, orders or proceedings with respect to any Intellectual Property used by the Company or its subsidiaries and, to the knowledge of Stockholder, no Intellectual Property owned and/or licensed by the Company or its subsidiaries is being used or enforced in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property. For purposes of this Agreement, "Intellectual Property" shall mean trademarks, service marks, brand names, trade names, logos, domain names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; mask works and mask work registrations and applications therefor, industrial designs and applications and registrations therefor, inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets, know-how and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any Person; technical data; customer lists; writings and other works, whether copyrightable or not, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; computer software, including all source codes, object codes, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded and all documentation relating to the foregoing; and any similar intellectual property or proprietary rights.

     Section 3.15 Contracts. Section 3.15 of the Stockholder Disclosure Schedule contains an accurate and complete list of the following agreements, contracts or commitments (collectively, "Contracts") to which the Company or any of its subsidiaries is a party or to which any of the assets or properties of the Company or any of its subsidiaries is bound: (i) any personal property lease with a fixed annual rental of $50,000 or more; (ii) any Contract relating to capital expenditures which involve payments of $50,000 or more in any single transaction or series of related transactions; (iii) any Contract relating to the making of a loan or advance to or investment in, any other Person; (iv) any Contract evidencing or relating in any way to indebtedness for money borrowed or to be borrowed, whether directly or indirectly, by way of loan, purchase money obligation, guarantee (other than the endorsement of negotiable instruments for collection in the ordinary course of business), conditional sale, purchase or otherwise; (v) any management service, employment, consulting or similar type of Contract which is not cancelable by the

Company or any of its subsidiaries party thereto without penalty or other financial obligation within 30 days; (vi) any Contract limiting the freedom of the Company or any of its subsidiaries to engage in any line of business or to compete with any other Person, including agreements limiting the ability of the Company or any of its subsidiaries or any affiliate thereof (including a Contract which after Closing would apply to Buyer or any of its subsidiaries) to service competitive accounts during or after the term thereof; (vii) any collective bargaining or union agreement; (viii) any Contract with any of its officers or directors not covered by subsection (v) above (including indemnification agreements); (ix) any secrecy or confidentiality agreement (other than standard confidentiality agreements in computer software license agreements or agreements with clients entered into in the ordinary course of business); (x) any Contract with respect to any Intellectual Property, other than "shrink-wrap" and similar end-user licenses; (xi) any agreement with a client required to be listed on Section 3.18 of the Stockholder Disclosure Schedule; (xii) any Contract with a media buying service; provided, however, commitments to purchase media in the ordinary course of business do not have to be set forth on Section 3.15 of the Stockholder Disclosure Schedule; (xiii) any joint venture agreement involving a sharing of profits not covered by clauses
(i)  through  (xii)  above;  and (xiv) any  Contract  (not  covered  by  another subsection of this Section 3.15) which involves $75,000 or more over the unexpired term thereof and is not cancelable by the Company or any of its subsidiaries party thereto without penalty or other financial obligation within 30 days. Notwithstanding the foregoing, (x) commitments to media and production expenses which are fully reimbursable from clients, and (y) estimates or purchase orders given in the ordinary course of business relating to the execution of projects, do not have to be set forth in Section 3.15 of the Stockholder Disclosure Schedule. Each Contract to which the Company or any of its subsidiaries is a party, including, but not limited to those set forth in
Section 3.15 of the Stockholder Disclosure Schedule, is in full force and effect, and there exists no default or event of default by the Company or any of its subsidiaries or, to the knowledge of Stockholder, by any other Person, or occurrence, condition, or act (including the Transaction) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder by the Company or any of its subsidiaries, and there are no outstanding claims of breach or indemnification or notice of default or termination of any such Contract.

     Section 3.16 Property and Assets. Except as disclosed in Section 3.16 of the Stockholder Disclosure Schedule, the Company and its subsidiaries have good and marketable title to, or have valid leasehold interests in or valid rights under contract to use, all property and assets used in the conduct of the Company and its subsidiaries, free and clear of all Liens other than (i) any statutory Liens arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (ii) Liens for Taxes not delinquent or being contested in good faith, (iii) deposits or pledges for goods or services made in the ordinary course of business and (iv) any minor imperfection of title or similar Lien which in the aggregate with other such Liens does not materially impair the value of the property or asset subject to such Lien or the use of such property or asset in the conduct of the business of the Company and its subsidiaries, as the case may be (collectively, "Permitted Liens"). To the knowledge of Stockholder, the facilities, structures, and equipment of the Company and its subsidiaries are structurally sound with no known defects and are in good operating condition and repair and are adequate for the uses to which they are being put, subject to ordinary wear and tear.

Section 3.17      Real Property.
                  -------------

     (a) Owned Real Property. Section 3.17 of the Stockholder Disclosure Schedule lists all real property owned by the Company or any of its subsidiaries or which the Company or any of its subsidiaries has an option to purchase ("Owned Real Property"). With respect to each such parcel of Owned Real Property, and except as set forth in Section 3.17 of the Stockholder Disclosure
Schedule:

          (i) the Company or such subsidiary has good and marketable fee simple title to the Owned Real Property, free and clear of all Liens and mechanics' and materialmen's liens, except for Liens set forth in Section
     3.16 of the Stockholder Disclosure Schedule. The Company or such subsidiary is and always has been during its ownership of such Owned Real Property in possession of the Owned Real Property and has adequate rights of ingress and egress with respect to, and may lawfully use and occupy, the Owned Real Property and all buildings, structures, facilities, fixtures and other improvements thereto (the "Improvements") for their existing uses. None of the Owned Real Property or the Improvements, or the use thereof, contravenes or violates any building, zoning, administrative, occupational safety and health or other applicable Law or Order (whether or not permitted on the basis of prior non-conforming use, waiver or variance);

          (ii) there are no pending or, to the knowledge of Stockholder, threatened condemnation or other proceedings, lawsuits, arbitrations, mediations, or administrative actions relating to the Owned Real Property or entities owning same;

          (iii) the Company has delivered to Purchaser prior to the execution of this Agreement true and complete copies of all mortgages, deeds of trust, title insurance policies and similar documents, and all amendments thereof, with respect to the Owned Real Property;

          (iv) the Owned Real Property and the Improvements are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted and, in the reasonable good faith judgment of Stockholder, are adequate and suitable for the purposes for which they are properly being used;

          (v) no entity has an option to purchase the Owned Real Property or an interest therein, except the Company or a subsidiary of the Company;

          (vi) the Improvements located on each parcel of Owned Real Property have received all approvals of Governmental Authorities (including Permits) required in connection with the ownership and operation thereof, and each facility has been operated and maintained in accordance with applicable laws, rules and regulations;

          (vii) the Company and its subsidiaries maintain adequate casualty and liability insurance with respect to its interest in the Owned Real Property and leases;

          (viii) there are no covenants, easements and restrictions affecting the Owned Real Property;

          (ix) there are no existing improvement projects, alterations or other work being performed to the Owned Real Property; and

          (x) none of the Owned Real Property exists in a flood plain.

     (b) Leased Real Property Section 3.17 of the Stockholder Disclosure Schedule contains an accurate and complete list of each "Real Property Lease," defined as any real property lease, sublease, license or other occupancy agreement, including without limitation, any modification, amendment or supplement thereto and any other related document or agreement executed or entered into by the Company or any of its subsidiaries (including, without limitation, any of the foregoing which the Company or any of its subsidiaries has subleased or assigned to another Person and as to which the Company or any of its subsidiaries remains liable) which is currently in effect. With respect to each Real Property Lease set forth in Section 3.17 of the Stockholder Disclosure Schedule (or required to be set forth in Section 3.17 of the Stockholder Disclosure Schedule): (i) it is valid, binding and in full force and effect; (ii) all rents and additional rents and other sums, expenses and charges due thereunder to date have been paid; (iii) the lessee has been in peaceable possession since the commencement of the original term thereof; (iv) no waiver, indulgence or postponement of the lessee's obligations thereunder has been granted by the lessor; (v) there exists no default or event of default thereunder by the Company or any of its subsidiaries or to the knowledge of Stockholder, by any other party thereto; (vi) there exists no occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default or event of default by the Company or any of its subsidiaries thereunder; and (vii) there are no outstanding claims of breach or indemnification or notice of default or termination thereunder. The Company or a subsidiary of the Company, as the case may be, holds the leasehold estate on each Real Property Lease, free and clear of all Liens, except as set forth in Section 3.17 of the Stockholder Disclosure Schedule and the liens of mortgagees of the real property in which such leasehold estate is located. The real property leased by the Company and its subsidiaries is in a state of maintenance and repair in all material respects adequate and suitable for the purposes for which it is presently being used, and there are no material repair or restoration works likely to be required in connection with any of the leased real properties. The Company or a subsidiary of the Company is in physical possession and actual and exclusive occupation of the whole of each of its leased properties, other than those which are subleased or assigned to another Person pursuant to an agreement set forth in Section 3.17 of the Stockholder Disclosure Schedule. Neither the Company nor any of its subsidiaries owes any brokerage commission with respect to any Real Property Lease.

     Section 3.18 Client Relations. Section 3.18 of the Stockholder Disclosure Schedule sets forth for the Company and its subsidiaries taken as a whole (a) the 20 largest clients (measured by net revenues), and the revenues from each such client and from all clients (in the aggregate) for the fiscal years ended December 31, 1999 and December 31, 2000, respectively, as applicable, and (b) the clients projected to be the 20 largest clients (measured by net revenues) based on the Company's current profit plan for the twelve months ending December 31, 2001, together with the estimated revenues from each such client and all clients (in the aggregate) for such period. Stockholder does not warrant that the estimated revenues set forth in Section 3.18 of the Stockholder Disclosure Schedule will prove to be accurate; provided, however, Stockholder does represent that they were made in good faith and on a reasonable basis. Except as set forth in Section 3.18 of the Stockholder Disclosure Schedule, no client of the Company and/or any of its subsidiaries has advised the Company or Stockholder in writing that it is (x) terminating or considering terminating the handling of its business by the Company or any of its subsidiaries as a whole or in respect of any particular product, project or service or (y) planning to reduce its future spending with the Company in any material manner; and, to the knowledge of Stockholder (without making any special inquiry of any clients), no client has orally advised the Company, any subsidiary of the Company or Stockholder of any of the foregoing events.

     Section 3.19 Accounts Receivable; Work-in-Process; Accounts Payable. Except as set forth in Section 3.19 of the Stockholder Disclosure Schedule, the amount of all work-in-process, accounts receivable, unbilled invoices (including without limitation unbilled invoices for services and out-of-pocket expenses) and other debts due or recorded in the records and books of account of the Company and its subsidiaries as being due to the Company or any of its subsidiaries and reflected on the Third-Quarter Interim Financials represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business and will be good and collectible in full (less the amount of any provision, reserve or similar adjustment therefor reflected on the Third-Quarter Interim Financials) in the ordinary course of business, and none of the accounts receivable or other debts (or accounts receivable arising from any such work-in-process or unbilled invoices) is or will be subject to any counterclaim or set-off except to the extent of any such provision, reserve or adjustment. There has been no change since March 31, 2001 in the amount or aging of the work-in-process, accounts receivable, unbilled invoices, or other debts due to the Company or any of its subsidiaries, or the reserves with respect thereto, or accounts payable of the Company or any of its subsidiaries, which would have a Company Material Adverse Effect.

     Section 3.20 Employment Relations. Except as set forth on Section 3.20 of the Stockholder Disclosure Schedule, (a) neither the Company nor any of its subsidiaries is engaged in any unfair labor practice; (b) no unfair labor practice complaint against the Company or any of its subsidiaries is pending before any Governmental Authority; (c) there is no organized labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of Stockholder, threatened against or involving the Company or any of its subsidiaries; (d) there are no labor unions representing or, to the knowledge of Stockholder, attempting to represent the employees of the Company or any of its subsidiaries; (e) no claim or grievance nor any arbitration proceeding arising out of or under any collective bargaining agreement is pending, and to the knowledge of Stockholder, no such claim or grievance has been threatened; (f) no collective bargaining agreement is currently being negotiated by the Company or any of its subsidiaries; and (g) neither the Company nor any of its subsidiaries has experienced any work stoppage or similar organized labor dispute during the last three years. With respect to each Employee (as defined in 8 C.F.R. 274a.1(f)) of the Company or any of its subsidiaries for whom compliance with the Immigration Act (the "Immigration Act") is required, the Company or such subsidiary has on file a true, accurate and complete copy of (i) each Employee's Form I-9 (Employment Eligibility Verification Form) and (ii) all other records, documents or other papers prepared, procured and/or retained pursuant to the Immigration Act. Neither the Company nor any of its subsidiaries has been cited, fined, served with a Notice of Intent to Fine or with a Cease and Desist Order, nor has any action or administrative proceeding been initiated or, to the knowledge of Stockholder, threatened against the Company or any of its subsidiaries by the Immigration and Naturalization Service by reason of any actual or alleged failure to comply with the Immigration Act.

     Section 3.21 Interests in Customers, Suppliers, Etc. Except as set forth on
Section 3.21 of the Stockholder Disclosure Schedule, to the knowledge of Stockholder (without making any inquiry of any member of the Related Group, as hereinafter defined), no officer, director, or employee of the Company or any of its subsidiaries, and no parent, brother, sister, child or spouse of any such officer, director or employee (collectively, the "Related Group"), and no entity controlled by anyone in the Related Group:

          (i) owns, directly or indirectly, any interest in (excepting for ownership, directly or indirectly, of less than 1% of the issued and outstanding shares of any class of securities of a publicly held and traded company) or received or has any right to receive payments from, or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent, customer or client of the Company or any of its subsidiaries;

          (ii) owns, directly or indirectly, in whole or in part, any tangible or intangible property (including, but not limited to, Intellectual Property), that the Company or any of its subsidiaries uses in the conduct of the business of the Company or any of its subsidiaries, other than immaterial personal items owned and used by employees at their work stations; or

          (iii) has any cause of action or other claim whatsoever against, or owes any amount to, the Company or any of its subsidiaries, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof.

     Section 3.22 Bank Accounts and Powers of Attorney. Section 3.22 of the Stockholder Disclosure Schedule sets forth an accurate and complete list showing
(a) the name of each bank in which the Company or any of its subsidiaries has an account, credit line or safe deposit box and the names of all Persons authorized to draw thereon or to have access thereto, and (b) the names of all Persons, if any, holding powers of attorney from the Company or any of its subsidiaries and a summary statement of the terms thereof.

     Section 3.23 Compensation of Employees. Section 3.23 of the Stockholder Disclosure Schedule is an accurate and complete list showing (a) the names and positions of all employees and exclusive consultants who are currently being compensated by the Company or any of its subsidiaries at an annualized rate of $50,000 or more, together with a statement of the current annual salary, and the annual salary, bonus and incentive compensation paid or payable with respect to calendar years 2000 and 2001, and the material fringe benefits of such employees and exclusive consultants not generally available to all employees of the Company or such subsidiary; (b) all bonus and incentive compensation paid or payable (whether by agreement, custom or understanding) to any employee of the Company or any of its subsidiaries not listed in clause (a) above for services rendered during calendar years 2000 and 2001; (c) the names of all retired employees, if any, of the Company or any of its subsidiaries who are receiving or entitled to receive any healthcare or life insurance benefits or any payments from the Company or any of its subsidiaries not covered by any pension plan to which the Company or any of its subsidiaries is a party, their ages and current unfunded pension rate, if any; and (d) a description of the current severance and vacation policies of the Company and its subsidiaries. Neither the Company nor any of its subsidiaries has, because of past practices or previous commitments with respect to its employees, established any rights on the part of any of its employees to additional compensation with respect to any period after the Closing Date (other than wage increases in the ordinary course of business).

     Section 3.24 Corporate Controls. Neither Stockholder, nor, to the knowledge of Stockholder, any officer, authorized agent, employee or any other Person acting on behalf of the Company or any of its subsidiaries, has, directly or indirectly: used any corporate fund for unlawful contributions, gifts, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; knowingly made any false or fictitious entry on its books or records; participated in any racketeering activity; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment, or other payment of a similar or comparable nature, to any Person, private or public, regardless of form, or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained, and neither the Company nor any of its subsidiaries has participated in any illegal boycott or other similar illegal practices affecting any of its actual or potential customers.

     Section 3.25 Brokers. Except as set forth on Section 3.25 of the Stockholder Disclosure Schedule, no broker, finder, agent, consultant or similar intermediary has acted on behalf of the Company, its subsidiaries or Stockholder in connection with this Agreement or the transactions contemplated hereby, and no brokerage commissions, finder's fees, consulting fees or similar fees or commissions are payable by the Company or any of its subsidiaries in connection therewith based on any agreement, arrangement or understanding with any of them.

     Section 3.26 Indebtedness. Except as set forth in Section 3.26 of the Stockholder Disclosure Schedule, (a) the Company and its subsidiaries are not (and as of the Closing will not be) indebted to (i) any bank or other financial institution or (ii) Stockholder or any affiliate thereof (except for obligations by and among the Company and its subsidiaries) and (b) Stockholder and its affiliates are not (and as of the Closing will not be) indebted to the Company and its subsidiaries.

     Section 3.27 Copies of Documents. Stockholder has delivered to Buyer and its advisers, true, complete and correct copies of all documents referred to in this Article III or in any part of the Stockholder Disclosure Schedule. Summaries of all oral contracts described in the Stockholder Disclosure Schedule are complete and accurate in all material respects.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  Except as set forth in the corresponding sections or subsections of Buyer Disclosure Schedule, dated as of the date hereof, delivered by Buyer to Stockholder (the "Buyer Disclosure Schedule"), Buyer represents and warrants to Stockholder as follows:

     Section 4.1 Regulatory Organization and Qualification. Buyer is a corporation duly organized, validly existing and in good standing under the laws of New York, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders, to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted. True, accurate and complete copies of the articles of incorporation, as amended, and by-laws of Buyer as in effect on the date hereof, have been delivered to Stockholder.

Section 4.2       Authority; Non-Contravention; Statutory Approvals; Compliance.
                  -------------------------------------------------------------

     (a) Authority. Buyer has, and as of the Closing Date, Buyer will have, all requisite corporate power and authority to enter into this Agreement and, subject to obtaining the Buyer Required Statutory Approvals (as defined below), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Buyer and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and, assuming the due authorization, execution and delivery by Stockholder constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether such enforceability is considered in a proceeding in equity or at law).

     (b) Non-Contravention. The execution and delivery of this Agreement by Buyer does not, and the consummation of the transactions contemplated hereby will not, result in a Violation by Buyer pursuant to any provisions of (i) the articles of incorporation or by-laws of Buyer or any of its subsidiaries, (ii) subject to obtaining the Buyer Required Statutory Approvals, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to Buyer or any of its properties or assets, or (iii) subject to obtaining the third-party consents or other approvals set forth in Section 4.2(b) of the Buyer Disclosure Schedule (the "Buyer Required Consents"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Buyer is a party or by which Buyer or any of its properties or assets may be bound or affected.

     (c) Statutory Approvals. No declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby, except for those required under or in relation to (A) the HSR

Act, and (B) such consents, approvals, order, authorizations, registrations, declarations and filings set forth on Section 4.2(c) of the Buyer Disclosure Schedule (the "Buyer Required Statutory Approvals"), it being understood that references in this Agreement to "obtaining" such Buyer Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notice; obtaining such consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law.

     Section 4.3 Litigation. There are no claims, suits, actions or proceedings, pending or, to the knowledge of Buyer, threatened, nor to the knowledge of Buyer, are there any investigations or reviews pending or threatened against Buyer relating to the Transaction or which could reasonably be expected to result in the issuance of an order restraining enjoining or otherwise prohibiting or making illegal the consummation of the Transaction.

                                   ARTICLE V
                            COVENANTS OF STOCKHOLDER

                  Stockholder covenants and agrees with Buyer that, at all times from and after the date hereof until the Closing, Stockholder will comply with all covenants and provisions of this Article V, except to the extent Buyer may otherwise consent in writing.

     Section 5.1 Regulatory and Other Approvals. Stockholder will and will cause the Company and its subsidiaries to (a) take all commercially reasonable efforts and proceed diligently and in good faith, as promptly as practicable, to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental Authorities or any other Person required of Stockholder to consummate the transactions contemplated hereby, (b) provide such other information and communications to such Governmental Authorities or other Persons as such Governmental Authorities or other Persons may reasonably request in connection therewith and (c) provide reasonable cooperation to Buyer in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental Authorities or other Persons required of Buyer to consummate the transactions contemplated hereby. The Company will provide prompt notification to Buyer when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Buyer of any communications (and, unless precluded by law, provide copies of any such communications that are in writing) with any Governmental Authority or other Person regarding any of the transactions contemplated by this Agreement.

     Section 5.2 HSR Filings. In addition to and without limiting the covenants contained in Section 5.1, Stockholder will, and will cause the Company and its subsidiaries to, (a) take promptly all actions necessary to make the filings required of Stockholder under the HSR Act, (b) comply at the earliest practicable date with any request for additional information received by Stockholder from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act and (c) cooperate with Buyer in connection with Buyer's filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general.

     Section 5.3 Full Access. Stockholder will, and will cause the Company and its subsidiaries to, (a) provide Buyer and its officers, employees, counsel, accountants, financial advisors, consultants and other representatives (collectively, "Advisors") with full access, upon reasonable prior notice and during normal business hours, to the executive officers and agents of the Company and its subsidiaries who have any material responsibility for the conduct of the business of the Company and its subsidiaries, and to the accountants of the Company and its subsidiaries, but only to the extent that such access does not unreasonably interfere with the business of the Company and its subsidiaries and (b) furnish Buyer and the Advisors with all such information and data concerning the Company and its subsidiaries as Buyer or the Advisors reasonably may request in connection with such investigation, except to the extent that furnishing any such information or data would violate any applicable law or regulation.

     Section 5.4 No Solicitations. Stockholder will refrain, and will cause the Company and its subsidiaries to refrain, from directly or indirectly taking, or permitting any affiliate thereof (or authorizing or permitting any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of it or them or any such affiliate) to take, directly or indirectly, any action to solicit, encourage, receive, negotiate, assist or otherwise facilitate (including by furnishing confidential information with respect to the Company or any of its subsidiaries) any offer or inquiry concerning the acquisition of the Company from any Person (a "Potential Acquiror") other than Buyer (an "Acquisition Proposal"). Stockholder shall promptly inform Buyer, orally and in writing, of the material terms and conditions of any proposal or offer for, or which may reasonably be expected to lead to, an Acquisition Proposal that it receives and the identity of the Potential Acquiror. Stockholder shall immediately cease, and shall cause its affiliates and any Person acting on its behalf to cease, any existing activities, discussions or negotiations with any parties with respect to any Acquisition Proposal.

     Section 5.5 Conduct of Business. From the date hereof to the Closing Date, except as set forth on any part of the Stockholder Disclosure Schedule or as contemplated or otherwise permitted under the terms of this Agreement,
Stockholder will cause the Company and its subsidiaries to operate their businesses only in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, except as contemplated by or otherwise permitted by the terms of this Agreement or any part of the Stockholder Disclosure Schedule, Stockholder shall refrain, and shall cause the Company and its subsidiaries to refrain, from taking any of the following actions unless consented to in writing by Buyer, which consent shall not be unreasonably withheld:

     (a) selling, leasing or otherwise disposing of all or a substantial part of its assets or business;

     (b) amending its Articles of Incorporation or By-Laws (or equivalent charter documents);

     (c) changing its equity capitalization;

     (d) engaging in any acquisition of the stock, assets or business of another Person or making any equity investment of corporate funds in another Person;

     (e) merging or consolidating with and into any Person, or merging or consolidating any Person with and into it;

     (f) engaging in any liquidation or dissolution of the Company or any of its subsidiaries, other than the dissolution of Grizzard Advertising (Canada) Ltd., the Company's Canadian subsidiary;

     (g) engaging in any transaction involving an amount in excess of $50,000, other than in the ordinary course of business;

     (h) engaging in the issuance or sale of stock or securities, or options, warrants or obligations convertible into such stock or securities, or issuing any phantom stock, equity participation units, stock appreciation rights or similar rights;

     (i) entering into any new line of business;

     (j) prepaying or incurring any indebtedness for borrowed money (other than payments made and indebtedness incurred under the Company's indebtedness with BNP Paribas, as Administrative Agent, pursuant to a certain Credit Agreement dated as of March 22, 2000, as amended through the date hereof (the "Paribas Credit Agreement"); creating or modifying any term of any (i) Lien on any of its assets or properties, other than a Permitted Lien, or (ii) guarantee by it of the obligations of any third party, including any obligation of a director, officer or employee of the Company or any of its subsidiaries;

     (k) making any loans to (i) any employee of the Company or any of its subsidiaries other than (A) normal travel and expense advances or relocation allowances, in each case consistent with past practices, or (B) loans or advances not in excess of $10,000 to any individual employee of the Company or any of its subsidiaries (who is not an officer or director of the Company or any of its subsidiaries) on a short term basis in the ordinary course of business when such loan or advance is in the best interests of the Company or such subsidiary; or (ii) to any other Person other in the ordinary course of business;

     (l) entering into (i) any real estate lease or (ii) personal property lease with a fixed rental over the term in excess of $100,000, or (iii) any contract for the purchase of real property or construction of improvements on any Owned Real Property or leased real property in excess of $50,000;

     (m) granting any salary compensation increase to any existing employee whose total annual base salary compensation would after such increase exceed $50,000; or entering into any employment agreement which is not cancelable without penalty or financial obligation within 30 days and which has total compensation of more than $50,000 over the term thereof;

     (n) entering into any contract or agreement with any officer or director of the Company or any of its subsidiaries;

     (o) declaring or paying any dividends to Stockholder or making other distributions in respect of its capital stock, splitting, combining or reclassifying any of its capital stock, or issuing or authorizing or proposing the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock; or repurchasing, redeeming or otherwise acquiring any of its shares of capital stock;

     (p) amending in any material respect any contract or agreement material to its business;

     (q) entering into any severance agreement involving a payment or obligation to pay any amount in excess of the normal severance benefit of the Company or any of its subsidiaries, consistent with past practice;

     (r) releasing, canceling or assigning any indebtedness for borrowed money owed to it, or waiving any material right relating to its properties;

     (s) creating or modifying any Company Employee Benefit Plan or increasing the fringe benefits of any director or officer of the Company or any of its subsidiaries, other than as consistent with past practice;

     (t) entering into any transaction or performing any act which would be reasonably likely to result in any of the representations and warranties of Stockholder contained in this Agreement not being true and correct in any material respect; or agreeing to take any of the actions that are prohibited herein or which would constitute a violation of any of the covenants of Stockholder contained herein;

     (u) making any changes in its or their respective accounting methods, except as required by law, rule, regulation or U.S. GAAP;

     (v) ceasing to maintain with financially responsible insurance companies, insurance in such amounts and against such risks and losses as are at least equal to what is currently maintained by the Company or such subsidiary;

     (w) taking any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Law;

     (x) making or rescinding any express or deemed material election relating to Taxes, settling or compromising any material claim, audit, dispute, controversy, examination, investigation or other proceeding relating to Taxes, changing any of its methods of reporting income or deductions for federal income Tax purposes, except as may be required by applicable law; or filing any material Tax Return other than in a manner consistent with past custom and practice; and

     (y) delegating to directors or officers of the Company or any of its subsidiaries the power to take any of the actions prohibited by any of the foregoing clauses.

Stockholder also agrees to cause the Company and its subsidiaries to take all necessary steps within its or their respective control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from any applicable Takeover Law.

     Section 5.6 Financial Information. Within 30 business days after the close of each fiscal month between the date hereof and the Closing Date, Stockholder shall cause the Company to furnish to Buyer the unaudited consolidated balance sheet of the Company and its subsidiaries, as at the close of such month, and the related consolidated statement of income for the period then ended and the fiscal year-to-date of the Company. The unaudited financial statements referred to in this Section 5.6 shall be prepared in accordance with U.S. GAAP applied on a consistent basis with the Third-Quarter Interim Financials provided to Buyer in connection with this Agreement.

     Section 5.7 Notice and Cure. Stockholder will notify Buyer in writing of, and contemporaneously will provide Buyer with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, as soon as practicable after it becomes known to Stockholder, any event, transaction or circumstance occurring after the date of the Agreement and prior to the Closing that causes or will cause any covenant or agreement of Stockholder under this Agreement to be breached or that renders or will render untrue any representation or warranty of Stockholder contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Stockholder also will notify Buyer in writing of, and will use all commercially reasonable efforts to cure before the Closing, as soon as practicable after it becomes known to Stockholder, any other violation or breach of any representation, warranty, covenant or agreement made by Stockholder in this Agreement. No notice given pursuant to this Section 5.7 shall have any effect on the representations, warranties or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

     Section 5.8 Consultation. Between the date hereof and the Closing Date, Stockholder will consult with the management of Buyer with a view to informing such management as to the operation and management of the Company and its subsidiaries. Stockholder will use commercially reasonable efforts to preserve the business organization of the Company and its subsidiaries, to preserve the present business relationships of the Company and its subsidiaries, and to preserve all of the confidential information and trade and business secrets of the Company and its subsidiaries.

     Section 5.9 Fulfillment of Conditions. Subject to the terms and conditions of this Agreement, at the Closing Stockholder will execute and deliver each agreement that Stockholder is required hereby to execute and deliver as a condition to the Closing, will take all commercially reasonable efforts and proceed diligently and in good faith to satisfy each other condition applicable to it with regard to the obligations of Buyer contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

     Section 5.10 Repayment of Indebtedness. Between the date hereof and the Closing Date, all indebtedness of directors, officers and employees of the Company or any of its subsidiaries to the Company or any of its subsidiaries shall be repaid in full, other than (a) routine travel and expense advances made in the ordinary course of business and consistent in amount with past practice,
(b) intercompany indebtedness, and (c) loans or advances of the kind described in Section 5.5 (whether outstanding on or after the date hereof) and loans or advances made with the consent of Buyer after the date hereof.

     Section 5.11 Security for Certain Stockholder Indebtedness. To provide security for any payments required to be paid by Stockholder pursuant to a certain Amended and Restated Holdback Agreement dated as of July 18, 2001, as amended (the "Holdback Agreement"), Stockholder shall simultaneously with the Closing cause the Bank of New York to issue a standby letter of credit for the benefit of the Stockholders' Representative (as defined in the Holdback Agreement) in an amount equal to the remaining aggregate Holdback Amounts plus Interest (as defined in the Holdback Agreement) for the remaining term of the Holdback Agreement.

                                   ARTICLE VI
                               COVENANTS OF BUYER

                  Buyer covenants and agrees with Stockholder that, at all times from and after the date hereof until the Closing, Buyer will comply with all covenants and provisions of this Article VI, except to the extent Stockholder may otherwise consent in writing.

     Section 6.1 Regulatory and Other Approvals. Buyer will (a) take all commercially reasonable efforts and proceed diligently and in good faith, as promptly as practicable, to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental Authorities or any other Person required of Buyer to consummate the transactions contemplated hereby, (b) provide such other information and communications to such Governmental Authorities or other Persons as such Governmental Authorities or other Persons may reasonably request in connection therewith and (c) provide reasonable cooperation to Stockholder, the Company and any of its subsidiaries in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental Authorities or other Persons required of the Company, the Company or any of its subsidiaries to consummate the transactions contemplated hereby. Buyer will provide prompt notification to Stockholder when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise
Stockholder of any communications (and, unless precluded by law, provide Stockholder with copies of any such communications that are in writing) with any Governmental Authority or other Person regarding any of the transactions contemplated by this Agreement.

     Section 6.2 HSR Filings. In addition to and without limiting the covenants contained in Section 6.4, Buyer will (a) take promptly all actions necessary to make the filings required of Buyer under the HSR Act, (b) comply at the earliest practicable date with any request for additional information received by Buyer from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act and (c) cooperate with Stockholder in connection with Stockholder's filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general.

     Section 6.3 Notice and Cure. Buyer will notify Stockholder in writing of, and contemporaneously will provide Stockholder with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, as soon as practicable after it becomes known to Buyer, any event, transaction or circumstance occurring after the date hereof and prior to the Closing that causes or will cause any covenant or agreement of Buyer under this Agreement to be breached or that renders or will render untrue in any material respect any representation or warranty of Buyer contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Buyer also will notify Stockholder in writing of, and will use all commercially reasonable efforts to cure before the Closing, as soon as practicable after it becomes known to Buyer, any other violation or breach of any representation, warranty, covenant or agreement made by Buyer in this Agreement, whether occurring or arising prior to, on or after the date of this Agreement. No notice given pursuant to this Section 6.3 shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

     Section 6.4 Fulfillment of Conditions. Subject to the terms and conditions of this Agreement, at the Closing Buyer will execute and deliver, or cause the execution and delivery of, each agreement that Buyer is hereby required to execute and deliver as a condition to the Closing, will take all commercially reasonable efforts and proceed diligently and in good faith to satisfy each other condition applicable to it with regard to the obligations of Stockholder contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

                                  ARTICLE VII
                                MUTUAL COVENANTS

                  Buyer and Stockholder mutually covenant and agree with each other that, at all times from and after the date hereof until the Closing Date, they will comply with all covenants and provisions of this Article VII applicable to each of them, respectively, except to the extent mutually agreed in writing, as follows:

     Section 7.1 Reasonable Efforts to Consummate Transaction. Each of Buyer and Stockholder will use its commercially reasonable efforts consistent with the prudent conduct of its business and will fully cooperate with each other to consummate the transactions contemplated by this Agreement.

     Section 7.2 Certain Tax Matters.

     (a) Tax Sharing Agreement. Stockholder agrees that any tax allocation or sharing agreement to which the Company or any of its subsidiaries is a party or bound shall be cancelled as of the date prior to the Closing. There will be no payment covered by any tax sharing agreement after the Closing due to or from the Company or any of its subsidiaries, on the one hand, and Stockholder, on the other hand, with respect to any tax year ending on or before the Closing Date.

     (b) Election Pursuant to Section 338(h)(10) of the Code. Stockholder agrees, if so directed by Buyer, to join in making an election pursuant to
Section 338(h)(10) of the Code (and any corresponding election under state, local, or foreign law) (the "Election") with respect to the purchase of the stock of the Company and its subsidiaries pursuant to this Agreement.

Stockholder will pay any Tax attributable to a deemed sale of assets pursuant to the Election (including any corresponding election under state, local or foreign law). The Purchase Price, as determined in accordance with Treasury Regulations promulgated under Section 338(h)(10) of the Code, will be allocated to the assets of both the Company and its subsidiaries for all purposes as set forth in such section. As soon as practicable, on or after the Closing Date, but in all cases on or before the due date for such forms, the parties hereto will file such forms as are required to effect the Election (including any comparable election under state, local or foreign law) with the appropriate taxing authority.

     (c) Allocation of Purchase Price. Stockholder and Buyer agree that the Purchase Price shall be allocated to and deemed paid for the assets of the Company and its subsidiaries as provided in this Section 7.2(c) (the "Purchase Price Allocation"). Stockholder and Buyer further agree that it is their intent that the assets of the Company and its subsidiaries (other than goodwill) be purchased for their book value and that any Purchase Price amount paid hereunder that is in excess of the book value of the assets of the Company and its subsidiaries shall be attributable to goodwill, going concern value and similar intangible assets. Of the total Purchase Price and the liabilities of the Company and its subsidiaries (to the extent that such liabilities are treated as consideration for federal income tax purposes), an amount equal to the book value of the assets of the Company and its subsidiaries (net of depreciation) shall be allocated to and deemed paid for those assets having such net book value (exclusive of goodwill, going concern value and similar intangible assets). Any remaining amount of the Purchase Price and the liabilities of the Company shall be allocated to and deemed paid for the goodwill, going concern value and similar intangible assets of the Company and its subsidiaries. Stockholder and Buyer agree that they shall report the allocation of the Purchase Price in a manner entirely consistent with the Purchase Price Allocation in all tax returns and forms (including without limitation, Forms 8594 filed with Buyer's and Stockholder's respective federal income tax returns for the taxable year that includes the Closing Date) and in the course of any tax audit, tax review or tax litigation relating thereto unless otherwise required under applicable law. Stockholder and Buyer shall cooperate with each other to prepare the Forms 8594 in the manner required by this Section 7.2(c). Stockholder and Buyer shall each deliver to the other a copy of the Form 8594 it files with its respective federal income tax return.

Section 7.3       Disclosure Schedules.
                  --------------------

     (a) On or before the date of this Agreement, the Company has delivered to Buyer the Stockholder Disclosure Schedule accompanied by a certificate signed by the chief financial officer of Stockholder stating that the Stockholder Disclosure Schedule is being delivered pursuant to this Section 7.3(a); and

     (b) On or before the date of this Agreement, Buyer has delivered to the Company the Buyer Disclosure Schedule accompanied by a certificate signed by the chief financial officer of Buyer stating that the Buyer Disclosure Schedule is being delivered pursuant to this Section 7.3(b).

     (c) The Stockholder Disclosure Schedule and the Buyer Disclosure Schedule are collectively referred to herein as the "Disclosure Schedules." The Disclosure Schedules constitute an integral part of this Agreement and modify the respective representations, warranties, covenants or agreements of the parties hereto contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the Disclosure Schedules. Any and all statements, representations, warranties or disclosures set forth in the Disclosure Schedules shall be deemed to have been made on and as of the date of this Agreement.

                                  ARTICLE VIII
                       CONDITIONS TO OBLIGATIONS OF BUYER

                  The obligations of Buyer hereunder to effect the Transaction on the Closing Date are subject to the fulfillment, at or before the Closing, of each of the following conditions, all or any of which may be waived in whole or in part by Buyer in its sole discretion:

     Section 8.1 Representations and Warranties. The representations and warranties made by Stockholder in this Agreement, or in any part of the Stockholder Disclosure Schedule delivered pursuant hereto, shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, and Stockholder shall have delivered to Buyer a certificate, dated the Closing Date, to such effect.

     Section 8.2 Certain Employee Agreements. For all purposes under the employee benefit plans providing benefits after the Closing Date to any individuals who are employed by the Company or any of its subsidiaries immediately prior to the Closing Date and who continue in the employment of Buyer or any of its subsidiaries after the Closing Date (a "Continuing Employee"), such employee shall be credited in accordance with the terms of the applicable plan with his or her years of service before the Closing Date, to the same extent as such employee was entitled, before the Closing Date, to credit for such service under any Company Employee Benefit Plan, except to the extent such credit would result in a duplication of benefits or an accrual of benefits under any defined benefit plan or any money purchase pension plan. In addition, and without limiting the generality of the foregoing: (i) Buyer shall use its best efforts to allow each Continuing Employee to be immediately eligible to participate, without any waiting time, in any and all Company Employee Benefit Plans or any employee benefit plans sponsored by Buyer and its subsidiaries after the Closing Date (such plans, collectively the "New Plans") to the extent coverage under such plan replaces coverage under a comparable Company Employee Benefit Plan, in which such employee participates immediately before or at any time following the Closing Date (such plans, collectively, the "Old Plans") and
(ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Continuing Employee, Buyer shall use its best efforts to cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, except to the extent such exclusions and/or requirements were applicable to such employee and/or his or her dependents under the applicable Old Plan.

     Section 8.3 Good Standing Certificates. Stockholder shall have delivered to Buyer a certificate of existence from the Secretary of State of the State of Delaware and a certificate from the Secretary of State (or comparable official) of each jurisdiction in which the Company is qualified to do business, to the effect that the Company is in good standing in such jurisdiction (in each case together with the applicable tax status certificate). The Company shall have delivered to Buyer, if available, a certificate from the Secretary of State (or comparable official) of each jurisdiction in which a subsidiary of the Company is organized or qualified to do business, to the effect that such subsidiary is in good standing in such jurisdiction (together with the applicable tax status certificate, if available).

     Section 8.4 Performance. Stockholder shall have performed and complied with the agreements, covenants and obligations required by this Agreement to be so performed or complied with by Stockholder at or before the Closing, and Stockholder shall have delivered to Buyer a certificate, dated the Closing Date, to such effect.

     Section 8.5 Certified Resolutions. Stockholder shall have delivered to Buyer copies of resolutions of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, certified to by an authorized officer of Stockholder.

     Section 8.6 No Injunctions or Restraints. There shall not be pending any litigation, proceeding, investigation, arbitration or claim by any Person or Governmental Authority or the existence of any injunction or other court order (whether temporary, preliminary or permanent) then in effect, and which in any case has or could reasonably have the effect of making illegal or otherwise restricting, preventing or prohibiting consummation of the Transaction or the other transactions contemplated by this Agreement.

     Section 8.7 Regulatory Approvals. All Stockholder Required Approvals shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any
Governmental Authority necessary for the consummation of the transactions contemplated by this Agreement, including under the HSR Act, shall have occurred.

     Section 8.8 Required Consents. Stockholder shall have obtained or given, as the case may be, at no expense to Buyer, and there shall not have been withdrawn or modified, any Stockholder Required Consents. Each such consent shall be in form satisfactory to counsel for Buyer.

     Section 8.9 Opinions of Counsel. Buyer shall have received the opinion of Greenberg Traurig, LLP, counsel to Stockholder, dated the Closing Date, in the form of Exhibit A-1 hereto, and Buyer shall have received the opinion of McDonald Carano Wilson McCune Bergin Frankovich & Hicks LLP, special counsel to Stockholder, dated the Closing Date, in the form of Exhibit A-2 hereto.

     Section 8.10 Company Material Adverse Effect. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date, since the date hereof there shall not have occurred any Company Material Adverse Effect, or any event or development which, individually or in the aggregate, could reasonably be expected to result in a Company Material Adverse Effect, and Stockholder shall have delivered to

Buyer a certificate, dated the Closing Date and executed by the Chief Executive Officer and Chief Financial Officer of Stockholder, to such effect.

     Section 8.11 Repayment of Certain Indebtedness. At Closing, Stockholder shall have directed Buyer to allocate a portion of the Purchase Price to repay all outstanding indebtedness under the Paribas Credit Agreement.

     Section 8.12 Proceedings. All proceedings to be taken on the part of Stockholder in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Buyer, and Buyer shall have received copies of all such documents and other evidences as Buyer may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

     Section 8.13 Employment Agreements. The Company, Stockholder and each of Michael D. Dzvonik, Sylvia Estes and Kevin Phillips shall have entered into an Amended and Restated Employment Agreement in the forms of Exhibits B-1, B-2 and B-3, respectively hereto.

     Section   8.14   Non-Solicitation/Non-Servicing    Agreement.   Buyer   and
Stockholder shall have entered into a Non-Solicitation/Non-Servicing Agreement in the form of Exhibit C hereto.

     Section 8.15 Transitional Services. Stockholder shall have entered into a Shared Services Agreement in the form of Exhibit D hereto.

     Section 8.16 Strategic Partnership. Stockholder shall have entered into a Strategic Partnership Agreement in the form of Exhibit E hereto.

     Section 8.17 Actions Under Shared Services Agreement. The actions required to be taken under Section 1.1 of the Shared Services Agreement shall have occurred to the satisfaction of Buyer and its counsel..



                                   ARTICLE IX
                    CONDITIONS TO OBLIGATIONS OF STOCKHOLDER

                  The obligations of Stockholder hereunder to effect the Transaction on the Closing Date are subject to the fulfillment, at or before the Closing, of each of the following conditions, all or any of which may be waived in whole or in part by Stockholder in its sole discretion:

     Section 9.1 Representations and Warranties. The representations and warranties made by Buyer in this Agreement, or in any part of the Buyer Disclosure Schedule delivered pursuant hereto, shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, and Buyer shall have delivered to Stockholder a certificate, dated the Closing Date, to such effect.

     Section 9.2 Good Standing Certificates. Buyer shall have delivered to Stockholder a certificate of existence from the Secretary of State of New York, to the effect that Buyer is in good standing in such jurisdiction.

     Section 9.3 Performance. Buyer shall have performed and complied with the agreements, covenants and obligations required by this Agreement to be so performed or complied with by Buyer at or before the Closing, and Buyer shall have delivered to Stockholder a certificate, dated the Closing Date, to such effect.

     Section 9.4 Certified Resolutions. Buyer shall have delivered to Stockholder copies of resolutions of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, certified to by an authorized officer of Buyer.

     Section 9.5 No Injunctions or Restraints. There shall not be pending any litigation, proceeding, investigation, arbitration or claim by any Person or Governmental Authority or the existence of any injunction or other court order (whether temporary, preliminary or permanent) then in effect, and which in any case has or could reasonably have the effect of making illegal or otherwise restricting, preventing or prohibiting consummation of the Transaction or the other transactions contemplated by this Agreement.

     Section 9.6 Regulatory Approvals. All Buyer Required Approvals shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental Authority necessary for the consummation of the transactions contemplated by this Agreement, including under the HSR Act, shall have occurred.

     Section 9.7 Required Consents. Buyer shall have obtained or given, as the case may be, at no expense to Stockholder, and there shall not have been withdrawn or modified, any Buyer Required Consents. Each such consent shall be in form satisfactory to counsel for Stockholder.

     Section 9.8 Opinion of Counsel. Buyer shall have received the opinion of Davis & Gilbert LLP, counsel to Buyer, dated the Closing Date, in the form of Exhibit F hereto.

     Section 9.9 Proceedings. All proceedings to be taken on the part of Buyer in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Stockholder, and Stockholder shall have received copies of all such documents and other evidences as Buyer may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

     Section 9.10 Transitional Services. Buyer shall have entered into a Shared Services Agreement in the form of Exhibit D hereto.

     Section 9.11 Strategic Partnership. The Company shall have entered into a Strategic Partnership Agreement in the form of Exhibit E hereto.

                                   ARTICLE X
                                 INDEMNIFICATION

     Section 10.1 Survival. Notwithstanding any right of any party hereto fully to investigate the affairs of any other party, and notwithstanding any knowledge of facts determined or determinable pursuant to such investigation or right of investigation, each party hereto shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other parties contained in this Agreement and the Disclosure Schedules furnished by any other party pursuant to this Agreement, or in any certificate delivered at the Closing by any other party. Subject to the limitations set forth in Section 10.6, the respective representations, warranties, covenants and agreements of Stockholder and Buyer contained in this Agreement shall survive the Closing.

     Section 10.2 Obligation of Stockholder to Indemnify. Subject to the limitations contained in Sections 10.6(a) and 10.6(b), Stockholder hereby agrees to indemnify Buyer and its affiliates, officers, directors, employees, agents, representatives, successors and permitted assignees (collectively, the "Buyer Indemnified Parties," and individually, a "Buyer Indemnified Party") against, and to protect, save and keep harmless Buyer Indemnified Parties from, and to pay on behalf of or reimburse Buyer Indemnified Parties as and when incurred for, any and all liabilities (including liabilities for Taxes), obligations, losses, damages, penalties, demands, claims, actions, suits, judgments, settlements, penalties, interest, out-of-pocket costs, expenses and disbursements (including reasonable costs of investigation, and reasonable attorneys', accountants' and expert witnesses' fees) of whatever kind and nature (collectively, "Losses"), that may be imposed on or incurred by any Buyer Indemnified Party as a consequence of, in connection with, incident to, resulting from or arising out of or in any way related to or by virtue of: (a) any misrepresentation, inaccuracy or breach of any warranty or representation contained in Article III hereof or in any certificate delivered by Stockholder at the Closing; (b) any action, demand, proceeding, investigation or claim by any third party (including any Governmental Authority) against or affecting any Buyer Indemnified Party which may give rise to or evidence the existence of or relate to a misrepresentation or breach of any of the representations and warranties of Stockholder contained in Article III hereof or in any certificate delivered by Stockholder at the Closing, (c) any breach or failure by Stockholder to comply with, perform or discharge any obligation, agreement or covenant by Stockholder contained in this Agreement, (d) any litigation or claim disclosed on Section 3.8 of the Stockholder Disclosure Schedule, (e) any employee benefit plan or pension plan or any other "employee benefit plan" within the meaning of Section 3(3) of ERISA maintained by, contributed to or to which there is or was an obligation to contribute to by Stockholder, the Company, any subsidiary of the Company, or any ERISA Affiliate and (f) any claim made with respect to employment prior to or on the Closing Date with the Company or any subsidiary of the Company including, without limitation, any claim with respect to, relating to arising out of or in connection with discrimination by the Company or any of its subsidiaries or wrongful discharge (including constructive discharge).

     Section 10.3 Obligation of Buyer to Indemnify. Subject to the limitations set forth in Section 10.6(c) hereof, Buyer hereby agrees to indemnify Stockholder against, and to protect, save and keep harmless Stockholder from, and to pay on behalf of or reimburse Stockholder as and when incurred for, any and all Losses that may be imposed on or incurred by Stockholder as a consequence of, in connection with, incident to, resulting from or arising out of or in any way related to or by virtue of: (a) any misrepresentation, inaccuracy or breach of any warranty or representation of Buyer contained in
Article IV hereof or in any certificate delivered by Buyer at the Closing; (b) any action, demand, proceeding, investigation or claim by any third party (including any Governmental Authority) against or affecting Stockholder which may give rise to or evidence the existence of or relate to a misrepresentation or breach of any of the representations and warranties of Buyer contained in
Article IV hereof or in any  certificate  delivered by Buyer at the Closing;  or
(c) any breach or failure by Buyer to comply with, perform or discharge any obligation, agreement or covenant by Buyer contained in this Agreement.

     Section 10.4 Tax Matters.

     (a) Tax Indemnification.

          (i) Stockholder agrees to be responsible for and to indemnify and hold Buyer Indemnified Parties harmless from and against any and all Taxes that may be imposed upon or assessed against the Company or any of its subsidiaries or the assets thereof:

               (A) with respect to all taxable periods ending on or prior to the Closing Date;

               (B) with respect to any and all Taxes of the Company and its subsidiaries for the period allocated to Stockholder pursuant to
          Section 10.4(b)(ii);

               (C) arising by reason of any breach by Stockholder of any of the representations contained in Section 3.9 hereof;


               (D) by reason of being a successor-in-interest or transferee of another entity; and

               (E) with respect to any and all Taxes of any member of a consolidated, combined or unitary group of which the Company or any of its subsidiaries (or any of their respective predecessors) is or was a member on or prior to the Closing Date, by reason of the liability of the Company or any of its subsidiaries pursuant to Treasury Regulation
          Section 1.1502-6(a) or any analogous or similar state, local or foreign law or regulation.

          (ii) Buyer agrees to indemnify and hold harmless Stockholder from and against any and all Taxes of the Company and its subsidiaries:

               (A) with respect to any taxable period of the Company and its subsidiaries beginning after the Closing Date and

               (B)  attributable  to the period  allocated to Buyer  pursuant to
          Section 10.4(b)(ii).

               (b)    Preparation   of   Tax   Returns;    Payment   of   Taxes.


          (i) Stockholder shall include the Company and its subsidiaries, or cause the Company and its subsidiaries to be included in, and shall file or cause to be filed, (A) the United States consolidated federal income Tax Returns of Stockholder or its affiliates for the taxable periods of the Company and its subsidiaries ending on or prior to the Closing Date and (B) where applicable, all other consolidated, combined or unitary Tax Returns of Stockholder or its affiliates for the taxable periods of the Company and its subsidiaries ending (or the portion of any taxable period ending) on or prior to the Closing Date, and shall pay any and all Taxes due with respect to the returns referred to in clause (A) or (B) of this Section 10.4(b)(i). Stockholder also shall file or shall cause the Company and its subsidiaries to file all other Tax Returns of or which include the Company and its subsidiaries required to be filed (taking into account any extensions) on or prior to the Closing Date and shall pay any and all Taxes due with respect to such Tax Returns. The following shall apply: (A) all Tax Returns described in this Section 10.4(b)(i) shall be prepared in a manner consistent with prior practice unless a past practice has been finally determined to be incorrect by the applicable taxing authority or a contrary treatment is required by applicable tax laws (or the judicial or administrative interpretations thereof); (B) Stockholder shall provide Buyer with copies of such Tax Returns at least 25 days prior to the due date for filing such return; and (C) Buyer shall have the right to review and approve (which approval shall not be unreasonably withheld) such Tax Returns for 30 days following receipt thereof. The failure of Buyer to propose any changes to any such Tax Return within such 30-day period shall be deemed to be an indication of its approval thereof.

          (ii) Following the Closing, Buyer shall be responsible for preparing or causing to be prepared all federal, foreign, state and local Tax Returns required to be filed by the Company and its subsidiaries after the Closing Date. To the extent any Taxes shown due on any such Tax Return are indemnifiable by Stockholder, (A) such Tax Return shall be prepared in a manner consistent with Buyer's prior practice unless a past practice has been finally determined to be incorrect by the applicable taxing authority or a contrary treatment is required by applicable tax laws (or the judicial or administrative interpretations thereof); (B) Buyer shall provide Stockholder with copies of such Tax Returns at least 25 days prior to the due date for filing such return; and (C) Stockholder shall have the right to review and approve (which approval shall not be unreasonably withheld) such Tax Returns for 30 days following receipt thereof. The failure of Stockholder to propose any changes to any such Tax Return within such 30 days shall be deemed to be an indication of its approval thereof.
     Stockholder and Buyer shall attempt in good faith mutually to resolve any disagreements regarding such Tax Returns prior to the due date for filing thereof. Buyer shall file or cause to be filed all such Tax Returns and shall, subject to receiving the payments from Stockholder referred to in Section

     10.4(b)(iii), pay the Taxes shown due thereon; provided, however, that nothing contained in the foregoing shall in any manner terminate, limit or adversely affect any right of Buyer Indemnified Parties or Stockholder to receive indemnification pursuant to any provision in this Agreement.

          (iii) Not later than 5 days before the due date for payment of Taxes with respect to any Tax Returns which Buyer has the responsibility to file, Stockholder shall pay to Buyer an amount equal to that portion of the Taxes shown on such return for which Stockholder has an obligation to indemnify Buyer and its affiliates pursuant to the provisions of Section 10.4(a)(i). Not later than 5 days before the due date for payment of Taxes with respect to any Tax Returns which Stockholder has the responsibility to file, Buyer shall pay to Stockholder an amount equal to that portion of the Taxes shown on such return for which Buyer has an obligation to indemnify Stockholder pursuant to the provisions of Section 10.4(a)(ii).

          (iv) For federal income tax purposes, the taxable year of the Company and its subsidiaries shall end as of the close of the Closing Date and, with respect to all other Taxes, Stockholder and Buyer will, unless prohibited by applicable law, close the taxable period of the Company and its subsidiaries as of the close of the Closing Date. Neither Stockholder nor Buyer shall take any position inconsistent with the preceding sentence on any Tax Return. In any case where applicable law does not permit the Company or any of its subsidiaries to close its taxable year on the Closing Date or in any case in which a Tax is assessed with respect to a taxable period which includes the Closing Date (but does not begin or end on that day), then Taxes, if any, attributable to the taxable period of the Company and/or its subsidiaries beginning before and ending after the Closing Date shall be allocated (i) to Stockholder for the period up to and including the Closing Date, and (ii) to Buyer for the period subsequent to the Closing Date. Any allocation of income or deductions required to determine any Taxes attributable to any period beginning before and ending after the Closing Date shall be prepared by Buyer and shall be made by means of a closing of the books and records of the Company and its subsidiaries as of the close of the Closing Date, provided that exemptions, allowances or deductions that are calculated on an annual basis (including, but not limited to, depreciation and amortization deductions) and Taxes that are not based on income or receipts shall be allocated between the period ending on the Closing Date and the period after the Closing Date in proportion to the number of days in each such period. Buyer shall provide Stockholder with a schedule showing the computation of the allocation at least 25 days prior to the due date for filing a Tax Return which includes the Closing Date. Stockholder shall have the right to review such schedule, and Buyer and Stockholder shall attempt in good faith mutually to resolve any disagreements regarding the determination of such allocation. Any amount owing from Stockholder under this Section 10.4(b)(iv) shall be paid no later than five (5) days prior to the filing of the underlying Tax Return.

     (c) Cooperation with Respect to Tax Returns. Buyer and Stockholder agree to furnish or cause to be furnished to each other, and each at their own expense, as promptly as practicable, such information

(including access to books and records) and assistance, including making employees available on a mutually convenient basis to provide additional information and explanations of any material provided, relating to the Company as is reasonably necessary for the filing of any Tax Return, for the preparation for any audit relating to any Tax Return, and for the prosecution or defense of any claim, suit or proceeding relating to any adjustment or proposed adjustment with respect to Taxes. Buyer or the Company shall retain in its possession, and shall provide Stockholder reasonable access to (including the right to make copies of), such supporting books and records and any other materials that Stockholder may specify with respect to Tax matters relating to any taxable period ending on or prior to the Closing Date until the relevant statute of limitations has expired. After such time, Buyer may dispose of such material, provided that prior to such disposition Buyer shall give Stockholder a reasonable opportunity to take possession of such materials.

     (d) Transfer Taxes. Stockholder shall be liable for and shall pay (and shall indemnify and hold harmless Buyer against) all sales, use, stamp, documentary, filing, recording, transfer or similar fees or taxes or governmental charges (including, without limitation, real property transfer gains taxes, UCC-2 filing fees, FAA, ICC, DOT, real estate and motor vehicle registration, title recording or filing fees and other amounts payable in respect of transfer filings) as levied by any taxing authority or Governmental Authority in connection with the transactions contemplated by this Agreement (other than taxes measured by or with respect to income imposed on Stockholder or on Buyer or its affiliates). Stockholder hereby agrees to file all necessary documents (including, but not limited to, all Tax Returns) with respect to all such amounts in a timely manner.

     Section 10.5 Indemnification Procedures.

     (a) Non-Third-Party Claims.

          (i) In the event that any Person entitled to indemnification under this Agreement (an "Indemnified Party") asserts a claim for indemnification which does not involve a Third Party Claim (as defined in Section 10.5(b)) (a "Non-Third Party Claim"), against which a Person is required to provide indemnification under this Agreement (an "Indemnifying Party"), the Indemnified Party shall give written notice to the Indemnifying Party (the "Non-Third Party Claim Notice"), which Non-Third Party Claim Notice shall
     (A) describe the claim in reasonable detail, (B) indicate the amount (estimated, if necessary, and to the extent feasible) of the Losses that have been or may be suffered by the Indemnified Party, and (C) indicate if the Non-Third Party Claim arises as a result of a breach of a representation under Section 3.1, 3.8, 3.9, 3.10, 3.11, 3.25 or 3.26 or any other provision hereof relating to Taxes (including without limitation
     Section 10.4).


          (ii) The Indemnifying Party may acknowledge and agree by written notice (the "Non-Third Party Acknowledgement of Liability") to the Indemnified Party to satisfy the Non-Third Party Claim within 30 days of receipt of the Non-Third Party Claim Notice. In the event that the Indemnifying Party disputes the Non-Third Party Claim, the Indemnifying Party shall provide written notice of such dispute (the "Non-Third Party Dispute Notice") to the Indemnified Party within 30 days of receipt of the Non-Third Party Claim Notice (the "Non-Third Party Dispute Period"), setting forth a reasonable basis of such dispute. In the event that the
     Indemnifying   Party   shall   fail  to   deliver
     the Non-Third Party Acknowledgement of Liability or Non-Third Party Dispute Notice within the Non-Third Party Dispute Period, the Indemnifying Party shall be deemed to have acknowledged and agreed to pay the Non-Third Party Claim in full and to have waived any right to dispute the Non-Third Party Claim. Once the Indemnifying Party has acknowledged and agreed to pay any Non-Third Party Claim pursuant to this Section 10.5(a)(ii), or once any dispute under this Section 10.5(a) has been finally resolved in favor of indemnification by a court or other tribunal of competent jurisdiction, subject to the provisions of Section 10.6(a), the Indemnifying Party shall pay the amount of such Non-Third Party Claim to the Indemnified Party within 10 days of the date of acknowledgement or resolution, as the case may be, to such account and in such manner as is designated in writing by the Indemnified Party.

     (b) Third-Party Claims.

          (i) In the event that any Indemnified Party asserts a claim for indemnification or receives notice of the assertion of any claim or of the commencement of any action or proceeding by any Person who is not a party to this Agreement or an affiliate of a party to this Agreement (a "Third Party Claim") in respect of which such Indemnified Party is entitled to indemnification by an Indemnifying Party under this Agreement, the Indemnified Party shall give written notice to the Indemnifying Party (the "Third Party Claims Notice") within 20 days after learning of such Third Party Claim (or within such shorter time as may be necessary to give the Indemnifying Party a reasonable opportunity to respond to such claim), together with a statement specifying the basis of such Third Party Claim. The Third Party Claim Notice shall (A) describe the claim in reasonable detail, (B) indicate the amount (estimated, if necessary, and to the extent feasible) of the Losses that have been or may be suffered by the Indemnified Party, and (C) indicate if the Third Party Claim arises as a result of a breach of a representation under Section 3.1, 3.8, 3.9, 3.10, 3.11, 3.25 or 3.26 or any other provision hereof relating to Taxes (including without limitation Section 10.4).

          (ii) If the Indemnifying Party gives written notice to the Indemnified Party within 20 days after receipt from the Indemnified Party of the Third Party Claims Notice (the "Third Party Defense Period") that it assumes responsibility for the Third Party Claim (the "Defense Notice"), the Indemnifying Party shall conduct at its expense the defense against such Third Party Claim in its own name, or if necessary in the name of the Indemnified Party. The Defense Notice shall specify the counsel it will appoint to defend such claim (the "Defense Counsel"); provided, however, that the Indemnified Party shall have the right to approve the Defense Counsel, which approval shall not be unreasonably withheld or delayed. Notwithstanding, if the Indemnifying Party chooses to appoint either Davis & Gilbert LLP or Greenberg Traurig, LLP as Defense Counsel, such appointment shall be automatically approved hereby without further action. In the event that the Indemnifying Party fails to give the Defense Notice within the Third Party Defense Period, the Indemnified Party shall have the right to conduct the defense and to compromise and settle such Third Party Claim without prior consent of the Indemnifying Party and, subject to the provisions of Section 10.6(a), the Indemnifying Party will be liable for all settlement amounts or other Losses incurred in connection therewith.

          (iii) In the event that the Indemnifying Party disputes the claim for indemnification against it, such Indemnifying Party shall notify the Indemnified Party to such effect within 20 days after receipt of the Third Party Claims Notice (or within such shorter time as may be necessary to give the Indemnified Party a reasonable opportunity to respond to such Third Party Claim) by delivering written notice thereof to the Indemnified Party. In such event, the Indemnified Party shall have the right to conduct the defense and to compromise and settle such Third Party Claim, with the prior consent of the Indemnifying Party (which consent will not be unreasonably withheld or delayed), and, once such dispute has been finally resolved in favor of indemnification by a court or other tribunal of competent jurisdiction or by mutual agreement of the Indemnified Party and Indemnifying Party, subject to the provisions of Section 10.6(a), the Indemnifying Party shall, within 10 days of the date of such resolution or agreement, pay to the Indemnified Party all settlement amounts or other Losses incurred by the Indemnified Party in connection with such Third Party Claim.

          (iv) In the event that the Indemnifying Party delivers a Defense Notice pursuant to which it elects to conduct the defense of the Third Party Claim, the Indemnifying Party shall be entitled to have the exclusive control over the defense of the Third Party Claim and the Indemnified Party will cooperate in good faith with and make available to the Indemnifying Party such assistance and materials as it may reasonably request, all at the expense of the Indemnifying Party. The Indemnified Party shall have the right at its expense to participate in the defense assisted by counsel of its own choosing. The Indemnifying Party will not settle the Third Party Claim or cease to defend against any Third Party Claim as to which it has delivered a Third Party Defense Notice without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld or delayed; provided, however, such consent may be withheld for any reason if, as a result of such settlement or cessation of defense, (i) injunctive relief or specific performance would be imposed against the Indemnified Party, or (ii) such settlement or cessation would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder.

          (v) If an Indemnified Party refuses to consent to a bona fide offer of settlement which provides for a full release of the Indemnified Party and its affiliates relating to Third Party Claims underlying the offer of settlement and solely for a monetary payment which the Indemnifying Party wishes to accept, the Indemnified Party may continue to pursue such matter, free of any participation by the Indemnifying Party, at the sole expense of the Indemnified Party. In such an event, the obligation of the Indemnifying Party shall be limited to the amount of the offer of settlement that the Indemnified Party refused to accept plus the reasonable costs and expenses of the Indemnified Party incurred prior to the date the Indemnifying Party notified the Indemnified Party of the offer of settlement.

          (vi) Notwithstanding clause (iv) above, the Indemnifying Party shall not be entitled to control, but may participate in, and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of (A) that part of any Third Party Claim (1) that seeks a temporary restraining order, a preliminary or permanent injunction or specific performance against the Indemnified Party, or (2) to the extent such Third Party Claim involves criminal allegations against the Indemnified Party or (B) the entire Third Party Claim, if such Third Party Claim would impose liability on the part of the Indemnified Party in an amount which is greater than the amount as to which the Indemnified Party is entitled to indemnification under this Agreement. In the event the Indemnified Party retains control of the Third Party Claim, the Indemnified Party will not settle the subject claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld or delayed.

          (vii) A failure by an Indemnified Party to give timely, complete or accurate notice as provided in this Section 10.5 will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise directly and materially damaged as a result of such failure to give timely notice.

Section 10.6      Limitations On and Other Matters Regarding Indemnification.
                  ----------------------------------------------------------

     (a) Subject to Section 10.6(e), Stockholder shall not have any liability to any Buyer Indemnified Party with respect to Losses arising out of any of the matters referred to in Section 10.2 of this Agreement until such time as the aggregate amount of such liability shall exceed $750,000 (in which case Stockholder shall be liable for all Losses in excess of $750,000). Notwithstanding anything to the contrary herein, subject to Section 10.6(e), the maximum aggregate liability of Stockholder for indemnity payments under Section
10.2 shall be $20,000,000.

     (b) Termination of Indemnification  Obligations of Stockholder.  Subject to
Section 10.6(e), the obligation of Stockholder to indemnify under Section 10.2 hereof shall terminate 18 months after the date of the Closing, except (i) as to matters as to which a Buyer Indemnified Party has made a claim for indemnification on or prior to such date and (ii) with respect to any claim for Losses pertaining to a misrepresentation or a breach of representation or warranty under Section 3.1, 3.8, 3.9, 3.10, 3.11, 3.25 or 3.26 or any other provision hereof relating to Taxes (including without limitation Section 10.4). The obligation to indemnify referred to in:

          (i) the preceding clause (a) shall survive the expiration of the period stated therein until such claim for indemnification is finally resolved and any obligations with respect thereto are fully satisfied; and

          (ii) the preceding clause (b) shall terminate 180 days after the expiration of the relevant federal, state or local statute of limitations (taking into account any extensions or waivers thereof), except as to matters as to which any Indemnified Party has made a claim for indemnification on or prior to such date, in which case the right to indemnification with respect thereto shall survive the expiration of any such period until such claim for indemnification is finally resolved and any obligations with respect thereto are fully satisfied.

     (c) Termination of Indemnification Obligations of Buyer. The obligation of Buyer to indemnify under Section 10.3 hereof shall terminate 18 months after the date of the Closing, except as to matters as to which Stockholder has made a claim for indemnification on or prior to such date, in which case the right to indemnification with respect thereto shall survive such period until such claim for indemnification is finally resolved and any obligations with respect thereto are fully satisfied.

     (d) Treatment. The parties shall treat any indemnity payments by an Indemnifying Party to an Indemnified Party under this Article X as an adjustment to the Purchase Price.

     (e)  Exceptions.  Each of the  limitations  set forth above in this Section
10.6 shall in no event (i) apply to any Losses incurred by a Buyer Indemnified Party which relate, directly or indirectly, to (A) any fraudulent acts committed by Stockholder in connection with the transactions contemplated by this Agreement; (B) any indemnity obligation under Section 10.2(c), Section 10.2(d);
(C) any breach of a  representation  or warranty  contained in Section 3.1, 3.9,
3.10 or 3.25 or any other provision hereof relating to Taxes (including without limitation Section 10.4); and (D) Stockholder's obligations set forth herein to pay certain expenses; or (ii) apply to any Losses incurred by Stockholder which relate, directly or indirectly, to (A) any fraudulent acts committed by Buyer in connection with the transactions contemplated by this Agreement; and (B) Buyer's obligations set forth herein to pay certain expenses.

                                   ARTICLE XI
                               GENERAL PROVISIONS

     Section 11.1 Expenses. Each of Buyer and Stockholder shall pay its own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel, financial advisors and accountants. Stockholder shall pay any fees or commissions payable to Goldman, Sachs & Co, its investment banking firm, and A.R. Management, Inc. based upon arrangements made by or on behalf of Stockholder, the Company or any of its subsidiaries. As of the Closing Date, the books and records of the Company shall not reflect any accrued but unpaid expenses relating to the Transaction and, accordingly, any such expenses shall be borne by Stockholder.

     Section 11.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) if delivered personally, or (b) if sent by overnight courier service (receipt confirmed in writing), or (c) if delivered by facsimile transmission (with receipt confirmed), or (d) five (5) days after being mailed by registered or certified mail (return receipt requested) to the parties, in each case to the following addresses (or at such other address for a party as shall be specified by like notice):

               (i) If to the Company (prior to the Closing) or Stockholder, to:

                                    Marketing Services Group, Inc.
                                    333 Seventh Avenue
                                    New York, New York 10001
                                    Attention:  Chief Executive Officer

                                    Telephone:  (917) 339-7100
                                    Telecopy:  (212) 465-8877

                                    with a copy to:

                                    Greenberg Traurig, LLP
                                    200 Park Avenue
                                    New York, New York 10166
                                    Attention:  Alan I. Annex, Esq.

                                    Telephone:  (212) 801-9200
                                    Telecopy:  (212) 801-6400

                                    If to Buyer, to:

                                    Omnicom Group Inc.
                                    437 Madison Avenue
                                    New York, New York 10022
                                    Attention:  Barry J. Wagner, Secretary
                                    Telephone:  (212) 415-3600
                                    Telecopy: (212) 415-3670

                                    with a copy to:

                                    Davis & Gilbert LLP
                                    1740 Broadway
                                    New York, New York 10019
                                    Attention:  Michael D. Ditzian, Esq.
                                    Telephone: (212) 468-4800
                                    Telecopy: (212) 468-4888


     Section 11.3 Miscellaneous. This Agreement (including the documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof other than the Confidentiality Agreement dated February 9, 2001; and (b) shall not be assigned by operation of law or otherwise. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of laws statutes, rules or principles. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. The parties hereto shall negotiate in good faith to replace any provision of this Agreement so held invalid or unenforceable with a valid provision that is as similar as possible in substance to the invalid or unenforceable provision.

     Section 11.4 Interpretation. When reference is made in this Agreement to Articles and Sections, such reference shall be to an Article or Section of this Agreement, as the case may be, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes", or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever "or" is used in this Agreement it shall be construed in the nonexclusive sense.

     Section 11.5 Counterparts; Effect. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

     Section 11.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors, assigns and administrators, and nothing in this Agreement, express or implied, is intended to confer upon any Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 11.7 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States located in the State of New York or in New York state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of New York.

     Section 11.8 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     Section 11.9 "Person" Defined "Person" shall mean and include an individual, a company, a joint venture, a corporation (including any non-profit corporation), an estate, an association, a trust, a general or limited partnership, a limited liability company, a limited liability partnership, an unincorporated organization and a government or other department or agency thereof.

     Section 11.10 "Knowledge" Defined. Where any representation and warranty contained in this Agreement is expressly qualified by reference to the knowledge of Stockholder, such term shall be limited to the actual knowledge of the executive officers of Stockholder and the Company and unless otherwise stated, such knowledge that would have been discovered by such executive officers after reasonable inquiry. Where any representation and warranty contained in this Agreement is expressly specified by reference to the knowledge of Buyer, such term shall be limited to the actual knowledge of the executive officers of Buyer and unless otherwise stated, such knowledge that would have been discovered by such executive officers after reasonable inquiry.

     Section 11.11 "Affiliate" Defined. As used in this Agreement, an "affiliate" of any Person shall mean any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person.

     Section 11.12 Publicity. Buyer and Stockholder shall agree on the content of the initial press release regarding the Transaction to be released upon the execution of this Agreement, and shall further cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement, or any of the transactions contemplated hereby. Notwithstanding the foregoing, no party to this Agreement shall, and Stockholder shall insure that no representative of Stockholder, the Company or any of its subsidiaries shall, issue any press release or other public document or make any public statement relating to this Agreement or the matters contained herein without obtaining the prior approval of Buyer and Stockholder.

     Section 11.13 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by Stockholder and Buyer to express their mutual intent, and no rule of strict construction will be applied against any party hereto.

     Section 11.14 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of both of the parties hereto.

     Section 11.15 Waiver.  At any time prior to the Closing Date, any party may
(a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for such party's benefit contained herein, to the extent permitted by applicable law. Any agreement to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer of the party to be bound thereby. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

     Section 11.16 Termination. This Agreement may be terminated and the Transaction may be abandoned at any time prior to the Closing by:

          (a) mutual consent of the Boards of Directors of each of Stockholder and Buyer;

          (b) either Stockholder or Buyer (provided the terminating party is not then in breach hereof), if the other party breaches its representations, warranties or covenants hereunder in any material respect and such breach is not cured within 30 days after the delivery of written notice thereof to such breaching party, unless the breach of any such representation, warranty, or covenant does not materially adversely affect the financial condition, business or assets of the breaching party taken as a whole or the ability of any or all parties to consummate the transactions contemplated hereby;

          (c) either Stockholder or Buyer, if a final and non-appealable order, decree or judgment of any court, agency, commission or Governmental Authority is issued or existing against the parties or any of them or any of their directors which would enjoin the Transactions;

          (d) either Stockholder or Buyer, if the Closing Date has not occurred prior to the close of business on December 31, 2001; or

          (e) either Stockholder or Buyer at any time prior to the scheduled Closing Date, if the conditions to such parties' obligation to close set forth in Articles VIII or IX, respectively, shall have become incapable of being satisfied by the close of business on December 31, 2001.

     Section 11.17 Effect of Termination. If this Agreement is terminated as provided in Section 11.16 hereof, then except as otherwise provided in this Section, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or its respective officers or directors arising from the act of such permitted termination. Notwithstanding the foregoing, in the event of a non-permitted termination or a failure to close the transaction contemplated by this Agreement by reason of a breach by a party hereto, nothing herein shall preclude any action or claim for damages to which any party is otherwise entitled as a result of a breach by any other party hereto.

         [The remainder of this page has been intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first above written.

                                        OMNICOM GROUP INC.


                                        By: /s/ Barry J. Wagner
                                           --------------------------------
                                        Name:    Barry J. Wagner
                                        Title:   Secretary



                                        MARKETING SERVICES GROUP, INC.



                                        By: /s/ J. Jeremy Barbera
                                           --------------------------------
                                        Name:    J. Jeremy Barbera
                                        Title:   Chairman of the Board and
                                                 Chief Executive Officer